                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   TOO, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                              [LOGO OF TOO, INC.]
                                3885 Morse Road
                             Columbus, Ohio 43219
                                (614) 479-3500


                                                                  April 9, 2001

Dear Shareholder:

   You are cordially invited to attend our 2001 annual meeting of shareholders. The meeting will be held on Tuesday, May 22, 2001, at 9:00 a.m. Eastern Time, at our corporate offices, located at 3885 Morse Road, Columbus, Ohio. If you need assistance in finding the location of the meeting, please call our Investor Relations department at (614) 479-3739.

   At the meeting, we will elect two directors to the Board, approve changes to the stock-based compensation plans for non-associate directors and key executives, and transact other business as may come before the meeting. We will also report on our financial and operating performance during 2000, and update shareholders on our strategy for future growth.

   It is very important that your shares be represented and voted at the meeting. After reading the enclosed proxy statement, please sign, date and return the enclosed proxy card, or take advantage of voting your proxy over the telephone or online.

   We look forward to seeing you at the annual meeting.

                                          Sincerely,
                                          /s/ Michael W. Rayden
                                          Michael W. Rayden
                                          Chairman, President and Chief
                                           Executive Officer

                              [LOGO OF TOO, INC.]
                                3885 Morse Road
                             Columbus, Ohio 43219
                                (614) 479-3500

                               ----------------

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

                                 May 22, 2001

   The Annual Meeting of Shareholders of Too, Inc. will be held on Tuesday, May 22, 2001, at 9:00 a.m. Eastern Time at the corporate offices of Too, Inc., 3885 Morse Road, Columbus Ohio, to conduct the following items of business:

   1.  To elect two directors to three-year terms.

   2. To approve the amendment of the Company's 1999 Stock Option and Performance Incentive Plan to increase the number of shares of common stock issuable under the plan from 3,750,000 shares to 5,150,000 shares.

   3. To approve the amendment of the Company's 1999 Stock Plan for Non-Associate Directors to increase the number of shares of common stock issuable under the plan from 50,000 shares to 250,000 shares.

   4. To transact other business properly coming before the meeting or any adjournment thereof.

   Shareholders who owned shares of our stock at the close of business on March 30, 2001, are entitled to vote at the meeting. A complete list of these shareholders will be available at our corporate offices prior to the meeting.

                                          By Order of the Board of Directors
                                          /s/ Michael W. Rayden
                                          Michael W. Rayden
                                          Chairman, President and Chief
                                          Executive Officer

                       PROXY STATEMENT TABLE OF CONTENTS

Information About the Annual Meeting and Voting...........................   2
Election of Directors.....................................................   4
 Nominees and Directors...................................................   4
 Information Concerning the Board of Directors............................   5
 Committees of the Board of Directors.....................................   5
 Executive Officers.......................................................   6
 Security Ownership of Directors and Management...........................   7
Amendment to the 1999 Stock Option and Performance Incentive Plan.........   7
Amendment to the 1999 Stock Plan for Non-Associate Directors..............  15
Executive Compensation....................................................  19
 Summary Compensation Table...............................................  19
 Stock Options............................................................  21
 Director Compensation....................................................  22
 Employment Agreements with Certain Executive Officers....................  22
Report of the Stock Option and Compensation Committee.....................  25
 Compensation Philosophy..................................................  25
 Principal Compensation Elements..........................................  26
 CEO Compensation.........................................................  27
 Section 162(m)...........................................................  27
Compensation Committee Interlocks and Insider Participation...............  27
Shareholder Return Graph..................................................  28
Board Audit Committee.....................................................  29
Audit Committee Report....................................................  29
Share Ownership of Principal Shareholders.................................  30
Section 16(a) Beneficial Ownership Reporting Compliance...................  31
Independent Auditors......................................................  31
Fees of the Independent Auditors for the Fiscal Year Ended February 3,
 2001.....................................................................  31
Other Matters.............................................................  31
Shareholder Proposals.....................................................  31
Solicitation Expenses.....................................................  32

Appendix A--1999 Stock Option and Performance Incentive Plan.............. A-1
Appendix B--1999 Stock Plan for Non-Associate Directors................... B-1
Appendix C--Audit Committee Charter....................................... C-1

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

   The Board of Directors of Too, Inc. is soliciting your proxy to vote at the 2001 Annual Meeting of Shareholders (or any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting. Throughout the proxy statement, the terms "We", "Our", "Limited Too", and the "Company" refer to Too, Inc.

   We began mailing this proxy statement and the enclosed proxy card on or about April 9, 2001, to all shareholders entitled to vote. Too's 2000 Annual Report, which includes our financial statements, is being sent with this proxy statement.

Date, time and place of meeting

    Date:  May 22, 2001
    Time:  9:00 a.m. Eastern Time
    Place: Too, Inc.'s corporate offices
           3885 Morse Road
           Columbus, Ohio 43219

Shares entitled to vote

   Shareholders entitled to vote are those who owned Too, Inc.'s common stock at the close of business on the record date, March 30, 2001. As of the record date, there were 30,842,115 shares of Too, Inc. common stock outstanding. Each share of common stock that you own entitles you to one vote.

Voting your proxy

   Whether or not you plan to attend the annual meeting, we urge you to vote. Shareholders of record can give proxies by mailing their signed proxy cards or by voting telephonically or online. Submitting your completed proxy card, voting telephonically or online, will not affect your right to attend the meeting and vote.

   The enclosed proxy card indicates the number of shares that you own as of the record date.

   Instructions for the three methods of voting your proxy are listed on your proxy card. If you complete and submit your proxy correctly, one of the individuals named on your proxy card (your "proxy") will vote your shares as you have directed. If you submit the proxy but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares:

  .  "FOR" the election of all nominees for director (as described on page
     4).

  . "FOR" the approval of the amendment to the 1999 Stock Option and Performance Incentive Plan (as described on page 7).

  . "FOR" the approval of the amendment to the 1999 Stock Plan for Non-Associate Directors (as described on page 15).

   If any other matter is presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.

Revoking your proxy

   You may revoke your proxy by:

     .  submitting a later dated proxy,

     . notifying our Secretary in writing before the meeting that you have revoked your proxy, or

     .  voting in person at the meeting.

Voting in person

   If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares as of the close of business on March 30, 2001, the record date for voting, and that you are authorized to vote those shares at the annual meeting.

Quorum requirement

   A quorum of shareholders is necessary to hold a valid meeting. The presence at the meeting, in person or by proxy of the holders of shares representing at least one-third of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Votes necessary

                  Item                              Vote Necessary*
                  ----                              ---------------
 Election of Directors                  Directors are elected by a plurality
                                        of the votes represented by the shares
                                        of Common Stock present at the meeting
                                        in person or by proxy. This means that
                                        the director nominee with the most
                                        affirmative votes for a particular
                                        position is elected for that position.

 Approval of Amendment to the Stock     The affirmative vote of the majority
  Option and Performance Incentive Plan of shares present at the meeting in person or by proxy and entitled to
                                        vote.

 Approval of Amendment to the Stock     The affirmative vote of the majority
  Plan for Non-Associate Directors      of shares present at the meeting in
                                        person or by proxy and entitled to
                                        vote.

 Transaction of Other Business          A plurality of the votes represented
                                        by the shares of common stock present
                                        at the meeting in person or by proxy.

--------
* Under New York Stock Exchange rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on each of these items even if it does not receive voting instructions from you.

   For the election of directors, proxies that are marked "Withhold Authority" and broker non-votes will not count toward a nominee's achievement of a plurality, and, thus, will have no effect. As to each other matter submitted to our shareholders for approval at the annual meeting, for purposes of determining the number of shares of our common stock voting on the matter, (1) abstentions will be counted and will have the effect of a negative vote, and
(2) broker non-votes will not be counted and, thus, will have no effect.

                             ELECTION OF DIRECTORS

   The Board of Directors has nominated two directors for election at the annual meeting. Both of the nominees are currently serving as directors. If you re-elect them, each will hold office for a three-year term expiring at the 2004 annual meeting or until his or her successor has been elected.

   Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. We do not know of any nominee of the Board who would be unable to serve as director if elected.

   Shareholders wishing to nominate directors for election may do so by delivering to the Secretary of the Company, not less than 14 days nor more than 50 days before a meeting of the shareholders called for the election of directors, a notice stating: (a) the name, age, business address and, if known, residence address of each nominee proposed in the notice; (b) the principal occupation or employment of each nominee; (c) the number of shares of common stock of the Company beneficially owned by each nominee; and (d) such other information as is required by the Company's bylaws. No person may be elected as a director unless he or she has been nominated by a shareholder in this manner or by the Board of Directors.

   The Board of Directors recommends the ELECTION of all of the following nominees of the Board of Directors:

Nominees and Directors

 Nominees of the Board of Directors for election at the 2001 annual meeting

David A. Krinsky                                                         Age 52

   Mr. Krinsky is a partner at the law firm of O'Melveny and Myers LLP in Newport Beach, California. Before joining the firm as a partner in 1994, he was a partner at the law firm of Pettis, Tester, Kruse & Krinsky. He practices business and securities law. Mr. Krinsky was first elected to the Board in August 1999.

Kenneth J. Strottman                                                     Age 52

   Mr. Strottman is the founder, President and Chief Executive Officer of Strottman International, Inc., a marketing agency specializing in developing promotional programs targeting children and families. Before founding his firm in 1983, Mr. Strottman served as Vice President, Marketing, at Mattel, Inc. Mr. Strottman was first elected to the Board in August 1999.

 Directors whose terms continue until the 2002 annual meeting

Philip E. Mallott                                                        Age 42

   Mr. Mallott is an independent financial consultant. He retired as Vice President, Finance and Chief Financial Officer of Intimate Brands, Inc. in February 2000, a position he held since 1995. Prior to joining Intimate Brands in 1995, Mr. Mallott had been Chief Financial Officer of Structure, Inc., a business operated by The Limited, Inc. From 1991 to 1994, Mr. Mallott was Vice President-Finance at Structure. Mr. Mallott was first elected to the Board in February 2000.

Michael W. Rayden                                                        Age 52

   Mr. Rayden has served as President and Chief Executive Officer of the Company since March 1996. He was elected Chairman of the Board of the Company in August 1999. Before joining the Company, he served as President, Chief Executive Officer and Chairman of the Board of Pacific Sunwear of California, Inc. from 1990 to 1996, President and Chief Executive Officer of The Stride Rite Corporation from 1987 to 1989 and President and Chief Executive Officer of Eddie Bauer Inc. from 1984 to 1987. Mr. Rayden is also on the board of directors of Strottman International, Inc., a privately held company. Mr. Rayden was first elected to the Board in August 1999.

 Directors whose terms continue until the 2003 annual meeting

Kent A. Kleeberger                                                       Age 49

   Mr. Kleeberger was recently named Executive Vice President--Chief Financial Officer, Logistics and Systems of the Company. He also serves as the Company's Secretary and Treasurer. Mr. Kleeberger joined the Company as Vice President and Chief Financial Officer in March 1998 following a 10-year career with The Limited, Inc., including as Vice President--Controller of Victoria's Secret Catalogue from 1991 to 1995 and Corporate Controller of The Limited, Inc. from 1995 to 1998. Mr. Kleeberger was first elected to the Board in February 2000.

Nancy J. Kramer                                                          Age 45

   Ms. Kramer has been the President and Chief Executive Officer of Resource Marketing, Inc. since 1981. Resource Marketing, Inc. was founded by Ms. Kramer and specializes in integrated marketing solutions for high technology clients. Ms. Kramer was first elected to the Board in August 1999.

James U. McNeal                                                          Age 69

   Dr. McNeal is President of McNeal and Kids, a youth marketing consulting firm. He was a Professor of Marketing at Texas A&M University from 1967 through February 2000, where Dr. McNeal established the Department of Marketing and served as department head from 1967 to 1975. Dr. McNeal is a frequent consultant to public companies and the federal government. Since 1976, he has been a marketing consultant specializing in marketing to children as customers. Dr. McNeal was first elected to the Board of Directors in August 1999.

Information Concerning the Board of Directors

   Our Board of Directors held four meetings in fiscal year 2000. During fiscal year 2000, all of the directors attended 75 percent or more of the total number of meetings of the Board and committees of the Board.

Committees of the Board of Directors

 Audit Committee

   The Audit Committee of the Board recommends the firm to be employed as our independent public accountants and reviews the scope of the audit and audit fees. In addition, the audit committee consults with the independent auditors about the plan of audit, the resulting audit report and the accompanying management letter. The Audit Committee also confers with the independent auditors about the adequacy of internal accounting controls, as appropriate, outside of the presence of management. The members of the Audit

Committee are Philip E. Mallott, Chairman, David A. Krinsky and James U. McNeal, who served as chairman until February 2000. The Audit Committee held four meetings in fiscal year 2000.

  Stock Option and Compensation Committee

   The Stock Option and Compensation Committee of the Board reviews executive compensation and administers the Company's stock option and performance and incentive plans. Its members are David A. Krinsky, Chairman, Nancy J. Kramer and Kenneth J. Strottman. The Compensation Committee held five meetings in fiscal 2000.

Executive Officers

   In addition to Mr. Kleeberger and Mr. Rayden, the following persons are our executive officers:

Sally A. Boyer                                                           Age 40

   Ms. Boyer has served as our Executive Vice President of Planning, Allocation, and Merchant Operations since February 2001. Previously, Ms. Boyer served as our Senior Vice President--Merchandising Operations since June 2000, and as Vice President Merchandising Operations since May 1998. Ms. Boyer also held various positions with us and The Limited, Inc., including as Vice President--Planning and Distribution from 1995 to 1998. Before joining The Limited, Inc. in 1991, she served as a Financial Consultant for Andersen Consulting from 1990 to 1991, a Merchandise Planner for The Limited, Inc. from 1989 to 1990 and Merchandise Controller of Youthland, Inc. from 1984 to 1989.

James C. Petty                                                           Age 42

   Mr. Petty has Mr. Petty has served as our Senior Vice President--Stores since June 2000. Previously, Mr. Petty served as our Vice President---Stores since June 1997. Mr. Petty also held various positions involving store management and operations with Old Navy, Inc., Banana Republic, Inc. and The Gap, Inc. during his 13-year tenure with The Gap and its subsidiaries, including Vice President---Store Operations of Old Navy, Inc. from 1994 to 1997 and Vice President---Store Operations of Banana Republic, Inc. from 1991 to 1994.

Ronald Sykes                                                             Age 59

   Mr. Sykes has served as our Senior Vice President--Human Resources since October 2000. Prior to joining the Company, he had been a principal since October 1999 at Walker-Sykes Associates, LLC, an executive search firm. Mr. Sykes owned his own executive search firm, Ron Sykes & Associates, from August 1998 to October 1999. From April 1995 to August 1998, he was a senior human resources executive with The Limited Stores Inc. Mr. Sykes has held similar positions with F & R Lazarus, Stride Rite Corporation, Jordon Marche, A & S/Jordan Marche, and Macy's East.

Security Ownership of Directors and Management

   Below is a table with information providing the number of shares of Too, Inc.'s common stock beneficially owned by each of the directors of the Company, executive officers listed in the Summary Compensation Table below, and all of the directors and executive officers of Too, Inc. as a group.

                                                      Number of
                                                   Shares of Common
                                                  Stock Beneficially  Percent
                      Name                           Owned(1)(2)      of Class
                      ----                        ------------------  --------
Sally A. Boyer...................................       66,043(3)          *
Kent A. Kleeberger...............................       74,109(4)          *
Nancy J. Kramer..................................        1,294(5)          *
David A. Krinsky.................................        1,250(5)          *
Philip E. Mallott................................        3,939(5)          *
Kathleen C. Maurer...............................       38,166(6)          *
James U. McNeal..................................        1,250(5)          *
James C. Petty...................................       51,195(7)          *
Michael W. Rayden................................      198,076(8)          *
Kenneth J. Strottman.............................       13,750(5)(9)       *
All directors and executive officers as a group
 (11 persons)....................................      449,072          1.4%

--------
(*)  Less than 1%.

(1) Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised by the named person or shared with a spouse.

(2) Reflects ownership as of February 28, 2001, except for Ms. Maurer, whose ownership is reported as of December 14, 2000.

(3) Includes options to purchase 40,356 shares exercisable within 60 days after February 28, 2001.

(4) Includes options to purchase 47,485 shares exercisable within 60 days after February 28, 2001.

(5) Includes options to purchase 1,250 shares exercisable within 60 days after February 28, 2001.

(6) Includes options to purchase 26,650 shares exercisable within 60 days of December 14, 2000. Ms. Maurer employment with the Company terminated effective December 14, 2000.

(7) Includes options to purchase 33,718 shares exercisable within 60 days after February 28, 2001.

(8) Includes options to purchase 180,565 shares exercisable within 60 days after February 28, 2001.

(9) Includes 2,500 shares owned by Mr. Strottman's family members, for which Mr. Strottman disclaims beneficial ownership.

       AMENDMENT TO THE 1999 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

   The proposed amendment to the 1999 Stock Option and Performance Incentive Plan (the "Stock Plan") would increase the number of shares of our common stock subject to the Stock Plan from 3,750,000 shares to 5,150,000 shares. Approval of this amendment requires the affirmative vote of a majority of shares of common stock present at the annual meeting in person or by proxy and entitled to vote. The following is a summary of the material terms of the Stock Plan. The summary is not complete, however, and is qualified by the terms of the Stock Plan, a copy of which we have attached to this proxy statement as Appendix A.

Purpose of the Plan

   The purpose of the Stock Plan is to attract and retain the best available executive and key management associates for the Company and its subsidiaries and to encourage the highest level of performance by such associates, thereby enhancing the value of the Company for the benefit of its shareholders. The Stock Plan is also intended to motivate executive and key management associates to contribute to the Company's future growth and profitability and to reward their performance in a manner that:

  . provides them with a means to increase their holdings of the common stock of the Company; and

  . aligns their interests with the interests of the shareholders of the Company.

Administration of the Stock Plan

   The Stock Plan is administered by the Stock Option and Compensation Committee of the Board of Directors. The Committee is composed of directors who qualify as "non-employee directors" within the meaning of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"). The Committee has the power in its discretion to grant awards under the Stock Plan, to determine the terms of such awards, to interpret the provisions of the Stock Plan and to take action as it deems necessary or advisable for the administration of the Stock Plan.

Number of Authorized Shares

   Currently the number of shares available for issuance under the Stock Plan is 3,750,000. The Committee in its discretion may also award corresponding tax offset payments, and may adjust the number and class of shares available under the Stock Plan and/or subject to outstanding awards to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company. Shares of common stock attributable to:

  . unexercised options which expire or are terminated, surrendered or canceled (other than in connection with the exercise of stock appreciation rights);

  . shares of common stock of the Company subject to certain restrictions which are forfeited to the Company;

  . units representing shares of common stock (performance shares) and units which do not represent shares of common stock but which may be paid in common stock (performance units) which are not earned and paid; and

  .   awards settled in cash in lieu of shares of common stock,

may be available for subsequent award under the Stock Plan at the Committee's discretion to the extent permissible under Rule 16b-3 of the Exchange Act.

Eligibility and Participation

   Eligibility to participate in the Stock Plan is limited to the named executive officers and full-time executive and key management associates of the Company who are selected by the Committee. Currently, approximately 153 associates of the Company are within the classes eligible to participate in the Stock Plan. Participation in the Stock Plan is at the discretion of the Committee and will be based upon the associate's present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee deems relevant. No associate may be granted in any calendar year awards covering more than 1,100,000 shares of common stock.

Types of Awards under the Stock Plan

   The Stock Plan authorizes the Committee to grant awards to eligible associates in any of the following forms, subject to such terms, conditions and provisions as the Committee may determine to be necessary or desirable:

  .   incentive stock options (ISOs);

  .   nonstatutory stock options (NSOs);

  .   stock appreciation rights (SARs);

  .   restricted shares;

  .   performance shares;

  .   performance units;

  .   shares of unrestricted common stock; and

  .   tax offset payments.

Grant of Options and SARs

   The Committee may award ISOs and/or NSOs to eligible associates under the Plan. SARs may be awarded either in tandem with options (tandem SARs) or on a stand-alone basis (nontandem SARs). The Committee may award tandem SARs either at the time the related option is granted or thereafter at any time prior to the exercise, termination or expiration of the related option.

Exercise Price

   The Committee will determine the exercise price of an option at the time of grant, which determination will also apply to the exercise of any tandem SAR granted in connection with such option. At the time of grant of a nontandem SAR, the Committee will specify the base price of the shares of common stock to be issued for determining the amount of cash or number of shares of common stock to be distributed upon the exercise of such nontandem SAR. Neither the exercise price per share of common stock nor the base price of nontandem SARs will be less than 100% of the fair market value per share of the common stock underlying the award on the date of grant. You will find information concerning awards granted under the Stock Plan to named executive officers and other participants in the table at Page 13.

Vesting

   The Committee may determine at the time of grant and any time thereafter the terms under which options and SARs will vest and become exercisable.

Special Limitations on ISOs

   No ISO may be granted to an associate who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or our subsidiaries (a "10% Shareholder"), unless:

  . the exercise price per share of common stock for the shares subject to such ISO is at least 110% of the fair market value per share of common stock on the date of grant; and

  . the ISO award is not exercisable more than five years after its date of grant.

In addition, the total fair market value of shares of common stock subject to ISOs which are exercisable for the first time by an eligible associate in a given calendar year will not exceed $100,000, valued as of the ISOs' grant date. ISOs may not be granted more than ten years after the date that the Company's Board of Directors adopted the Stock Plan.

Exercise of Options and SARs

   An optionee may exercise his or her vested option only by giving written notice to the Committee stating the number of shares of common stock for which the option is being exercised and tendering payment for such shares. The Committee may, in its discretion, accept shares of common stock (valued at their fair market value on the date of exercise) as payment. Tandem SARs are exercisable only to the extent that the related option is exercisable and only for the period determined by the Committee (which period may expire prior to the expiration date of the related option). Upon the exercise of all or a portion of a tandem SAR, the related option will be canceled for an equal number of shares of common stock. Similarly, upon exercise of all or a portion of an option, the related tandem SAR will be canceled for an equal number of shares of common stock. Nontandem SARs will be exercisable for the period determined by the Committee.

Surrender or Exchange of SARs

   Once an associate surrenders a tandem SAR and the related unexercised option is cancelled, he or she will be entitled to receive shares of common stock having an aggregate fair market value equal to:

  . the excess of (i) the fair market value of one share of common stock as of the date the tandem SAR is exercised over (ii) the exercise price per share specified in such option,

   multiplied by

  . the number of shares of common stock subject to the option, or portion thereof, which is surrendered.

Upon surrender of a nontandem SAR, an associate will be entitled to receive shares of common stock having an aggregate fair market value equal to:

  . the excess of (i) the fair market value of one share of common stock as of the date on which the nontandem SAR is exercised over (ii) the base price of the shares covered by the nontandem SAR,

   multiplied by

  . the number of shares of common stock covered by the nontandem SAR, or the portion thereof being exercised.

The Committee, in its discretion, may cause all or any portion of the Company's obligation to an associate for the exercise of an SAR to be satisfied in cash in lieu of common stock. Any fractional shares resulting from the exercise of an SAR will be paid in cash.

Nontransferability of Options and SARs

   Options and SARs may not be transferred except by will or applicable laws of descent and distribution.

Expiration of Options

   Options granted under the Stock Plan will expire at such time as the Committee determines; provided, however, that no option may be exercised more than ten years from the date of grant, unless the option is an ISO and is held by a 10% shareholder, in which case such ISO may not be exercised more than five years from the date of grant.

Termination of Options and SARs

   Except as the Committee may at any time provide, an associate may exercise options and SARs within three months after the termination of the associate's employment (other than by death or total disability), to the extent then exercisable, but in no case later than the term specified in the grant. Except as the Committee may at anytime provide, upon the death or total disability of an associate while employed by the Company or its subsidiaries (or upon the death of an associate within three months after termination of employment), options and SARs, to the extent then exercisable, shall remain exercisable for
(i) one year following such associate's death or (ii) during the first nine months that the associate receives benefits under the Company's Long-Term Disability Plan.

Restricted Shares

   Restricted shares granted to associates under the Stock Plan may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Committee. The Committee may also impose additional restrictions on an associate's right to dispose of or to encumber restricted shares, including the satisfaction of performance objectives. Performance objectives under the Stock Plan will be determined by the Committee and will be based on any one or more of the following considerations:

  .   the price of our common stock or the stock of any of our affiliates;
  .   shareholder return;
  .   return on equity, return on investment, or return on capital;
  .   sales productivity;
  .   comparable store sales growth;
  .   economic profit;
  .   economic value added;
  .   net income;
  .   operating income;
  .   gross margin;
  .   sales;
  .   free cash flow;
  .   earnings per share; and
  .   operating company contribution or market share.

   These factors will have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. The performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. The performance goals and determination of results will be based entirely on financial measures. The Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

   Except as the Committee may at any time provide, holders of restricted shares have no rights of a shareholder, such as the right to vote the shares or receive dividends and other distributions, prior to the vesting of the shares. Except as the Committee may at any time provide, upon termination of the associate's employment with the Company, unvested restricted shares granted to such associate shall be forfeited.

Performance Shares and Performance Units

   The Stock Plan also allows the Committee to grant performance shares, each equal to one share of common stock, and performance units, which have a specified value or formula-based value at the end of a performance period. Performance shares and performance units so awarded will be credited to an account established and maintained for the associate. The Committee will determine performance periods and performance objectives in connection with each grant of performance shares or performance units. Vesting of awards of performance shares and performance units will occur upon achievement of the applicable objectives within the applicable performance period. The Committee may, in its discretion, permit vesting if performance objectives are partially met, or grant additional vested performance shares or performance units if performance objectives are surpassed. An associate may pay for vested performance shares and performance units in cash, common stock or any combination of the two, as determined by the Committee. No voting or dividend rights attach to the performance shares; however, the Committee may credit an associate's performance share account with additional performance shares equivalent to the fair market value of any dividends on an equivalent number of shares of common stock.

Unrestricted Shares

   The Committee may also in its discretion grant unrestricted shares to associates. Except as required by applicable law, no payment will be required for unrestricted shares.

Tax Withholding and Tax Offset Payments

   The Committee may require payment, or withhold from payments made by the Stock Plan, to satisfy applicable withholding tax requirements. The Committee may make tax offset payments to assist associates in paying income taxes incurred as a result of their participation in the Stock Plan. The amount of the tax offset payments will be determined by multiplying a percentage (established by the Committee) by all or a portion of the taxable income recognized by an associate upon:

  .   the exercise of an NSO or an SAR;

  .   the disposition of shares received upon exercise of an ISO;

  .   the lapse of restrictions on restricted shares;

  .   the award of unrestricted shares; or

  .   payments for performance shares or performance units.

Term of Stock Plan

   Unless earlier terminated by the Company's Board of Directors, the Stock Plan will terminate on the tenth anniversary of its effective date, August 23, 1999.

Amendment and Termination of Stock Plan

   The Company's Board of Directors may suspend, amend, modify or terminate the Stock Plan; provided that the Company's shareholders must approve any amendment that would materially increase the aggregate number of shares issuable under the Stock Plan, except for anti-dilution adjustments permitted by the Stock Plan. Awards granted prior to a termination of the Stock Plan will continue according to their terms following such termination.
No amendment, suspension or termination of the Stock Plan will adversely affect the rights of an associate in awards previously granted without such associate's consent.

1999 Stock Option and Performance Incentive Plan Table

   As of February 3, 2001, awards covering an aggregate of 3,091,040 shares of common stock (net of options canceled) had been granted under the Stock Plan, awards covering 38,400 shares of common stock had been exercised, awards covering 3,052,640 shares of common stock remained outstanding, and 658,960 shares of common stock remained available for future grant. During the fiscal year ended February 3, 2001, awards covering 584,300 shares of common stock were granted under the Stock Plan. The market value of the 5,150,000 shares of common stock to be subject to the Stock Plan was approximately $95,790,000 as of February 3, 2001.

   Set forth below is a summary of the awards made under the Stock Plan since its inception until February 3, 2001, to the following named executive officers:

Name and Position                                               Number of Units
-----------------                                               ---------------
Michael W. Rayden..............................................    1,581,929(1)
Sally A. Boyer.................................................      143,430(1)
Kent A. Kleeberger.............................................      142,220(1)
James C. Petty.................................................      133,540(1)
Kathleen C. Maurer (2).........................................       98,429(1)

--------
(1) Consists of restricted shares and options granted to purchase shares of the Company's common stock.

(2) Ms. Maurer's employment with the Company terminated effective December 14, 2000.

   Since adoption of the Stock Plan:

  . all current executive officers, as a group, have been granted options and restricted shares under the Stock Plan covering 2,124,548 shares of common stock (net of awards cancelled), which represents approximately 69% of the total number of options and restricted shares granted under the Stock Plan; and

  . all current employees, excluding executive officers, as a group, have been granted options and restricted shares under the Stock Plan covering 966,492 shares of common stock (net of awards cancelled), which represents approximately 31% of the total number of options and restricted shares granted under the Stock Plan.

Federal Income Tax Consequences

   Stock options. There will be no federal income tax consequences to an associate or the Company upon the grant of either an ISO or an NSO under the Stock Plan. Upon exercise of an NSO, an associate generally will recognize ordinary income in an amount equal to: (i) the fair market value, on the date of exercise, of the acquired shares of common stock; less (ii) the exercise price of the NSO. Subject to Section 162(m) of the Code, and provided that the associate includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a tax deduction in the same amount. Upon the exercise of an ISO, an associate recognizes no immediate ordinary taxable income. Income recognition is deferred until the associate sells the shares of common stock. If the ISO is exercised no later than three months after the termination of the associate's employment, and the associate does not dispose of the shares so acquired within two years from the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will be treated as long-term capital gain. Certain of these holding periods and employment requirements are liberalized in the event of an associate's death or disability while employed by the Company.

   Generally, the Company will not be entitled to any tax deduction for the grant or exercise of an ISO. If, however, the common stock is not held for the full term of the holding period outlined above, the gain on the sale of such common stock, being the lesser of: (i) the fair market value of the common stock on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the exercise price, will be taxed to the associate as ordinary income. Subject to Section 162(m) of the Code, and provided that the associate includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction in the same amount. The excess of the fair market value of the common stock acquired upon exercise of an ISO over the exercise price therefor constitutes a tax preference item for purposes of computing the "alternative minimum tax" under the Code. Special rules, summarized below, may apply to associates who are subject to Section 16 of the Exchange Act.

   Stock Appreciation Rights. There will be no federal income tax consequences to either an associate or the Company upon the grant of an SAR. However, the associate generally will recognize ordinary income upon the exercise of an SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares of common stock received upon exercise. Subject to Section 162(m) of the Code, and provided that the associate includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction equal to the amount includible in the associate's income. Special rules, summarized below, may apply to associates who are subject to Section 16 of the Exchange Act.

   Restricted Shares. There will be no federal income tax consequences to either an associate or the Company upon the grant of restricted shares until expiration of the restricted period and the satisfaction of any other conditions applicable to the restricted shares. At that time, the associate generally will recognize taxable income equal to the then fair market value of the common stock received. Subject to Section 162(m) of the Code, and provided that the associate includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a corresponding deduction. However, the associate may elect, under Section 83(b) of the Code, within thirty days after the date of the grant, to recognize ordinary income as of the date of grant and the Company will be entitled to a corresponding deduction at that time. Special rules, summarized below, may apply to associates who are subject to Section 16 of the Exchange Act.

   Performance Shares and Units. There will be no federal income tax consequences to an associate or the Company upon the grant of performance shares or performance units. Associates generally will recognize taxable income at the time when payment for the performance shares or performance units is received in an amount equal to the aggregate amount of cash and the fair market value of shares of common stock acquired. Subject to
Section 162(m) of the Code, and provided that the associate includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction equal to the amount includible in the associate's income. Special rules, summarized below, may apply to associates who are subject to Section 16 of the Exchange Act.

   Unrestricted Shares. Associates generally will recognize taxable income at the time unrestricted shares are received. Subject to Section 162(m) of the Code, and provided that the associate includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction equal to the amount includible in the associate's income. Special rules, summarized below, may apply to associates who are subject to Section 16 of the Exchange Act.

   Section 16 of the Exchange Act. Associates who are subject to Section 16 of the Exchange Act and receive shares of common stock under the Stock Plan will not recognize ordinary income at that time unless: (i) an election is made by the associate under Section 83(b) of the Code; or (ii) the sale of such shares by the associate at a profit is no longer subject to Section 16(b) of the Exchange Act (generally (1) in the case of options, six months following the date of grant of the option to which the shares relate and (2) otherwise, six months after the receipt of shares). The associate will instead recognize ordinary income equal to the fair market value of the shares received (less the price paid for such shares, if any) on the first day that such a sale is no longer subject to Section 16(b) of the Exchange Act and, subject to Section 162(m) of the Code, the Company or an affiliate generally will be entitled to a deduction of an equal amount for federal income tax purposes at that time provided that applicable tax withholding requirements are satisfied. An associate subject to Section 16 of the Exchange Act may elect under Section 83(b) of the Code, within 30 days of the transfer of such shares, to recognize income at the time of transfer equal to the difference between the price paid for such shares, if any, and the fair market value of such shares. Such amount will be taxed as ordinary income to the associate and, subject to Section 162(m) of the Code and satisfaction of applicable withholding requirements, generally will be allowed as a deduction for federal income tax purposes to the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE STOCK INCENTIVE PLAN.

         AMENDMENT TO THE 1999 STOCK PLAN FOR NON-ASSOCIATE DIRECTORS

   The proposed amendment to the Company's 1999 Stock Plan for Non-Associate Directors (the "Director Stock Plan") would increase the number of shares of our common stock subject to the Director Stock Plan from 50,000 shares to 250,000 shares. Approval of this amendment requires the affirmative vote of a majority of the shares of common stock present at the annual meeting in person or by proxy and entitled to vote. The following is a summary of the material terms of the Director Stock Plan. The summary is not complete, however, and is qualified by the terms of the Director Stock Plan, a copy of which we have attached to this proxy statement as Appendix B.

Purpose of Plan

   The purpose of the Director Stock Plan is to promote the interests of the Company and its shareholders by increasing the proprietary interest of non-associate directors in the growth and performance of the Company.

Eligibility

   Directors of the Company who are not also associates of the Company or its affiliates are eligible to participate in the Director Stock Plan.

Types of Awards under the Director Stock Plan

   Under the terms of the Director Stock Plan, each eligible director will receive an option to purchase 5,000 shares of the Company's common stock on the date of his or her initial election to the Board. Thereafter, an eligible director will receive an option to purchase 5,000 shares of common stock of the Company on the date of each annual meeting of the Company's shareholders. Each option will:

  . vest in annual 25% increments beginning on the first anniversary of the grant date; and

  . expire on the earlier to occur of (1) the tenth anniversary of the grant date, or (2) one year from the date on which an optionee ceases to be an eligible director.

The exercise price per share of common stock will be 100% of the fair market value per share on the date the option is granted. The exercise price of options must be paid in cash.

The Director Stock Plan also provides that each eligible director will receive 50% of such eligible director's annual retainer in unrestricted shares of common stock.

Number of Authorized Shares

   Currently, the maximum number of shares of common stock for which options may be granted and shares awarded in lieu of 50% of the annual retainer under the Director Stock Plan is 50,000 shares. Shares of common stock subject to options that are forfeited, terminated or canceled will again be available for awards. Shares of common stock to be delivered under the Director Stock Plan will be made available from the Company's authorized but unissued shares of common stock or from treasury shares. The number and class of shares available under the Director Stock Plan and/or subject to outstanding options may be adjusted by the Board of Directors to prevent dilution or enlargement of rights in the event of various changes in the Company's capitalization.

Administration of the Director Stock Plan

   The Board of Directors is responsible for administering the Director Stock Plan. Subject to the Director Stock Plan's provisions, the Board has the authority to interpret the Director Stock Plan, to establish, amend, and rescind any rules and regulations relating to it and to make all other determinations necessary or advisable for its administration. The determinations of the Board in the administration of the Director Stock Plan, as described herein, are final and conclusive. The Secretary of the Company is authorized to implement the Director Stock Plan in accordance with its terms and to take actions of a ministerial nature as are necessary to effectuate the intent and purposes of the Director Stock Plan. The validity, construction and effect of the Director Stock Plan and any rules and regulations relating to it will be determined in accordance with the laws of the State of Delaware.

Transferability

   Options granted under the Director Stock Plan may not be assigned or transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Shares issued under the Director Stock Plan in respect of 50% of the annual retainer may be assigned or transferred.

Term of Plan

   No option may be granted under the Director Stock Plan after the tenth annual meeting of the Company's shareholders following its approval by the Company's shareholders.

Amendments

   Our Board of Directors may amend the Director Stock Plan, as it shall deem advisable or to conform to any change in any law or regulation applicable to the Director Stock Plan. Amendments to the Director Stock Plan will be subject to approval of our shareholders, to the extent necessary to comply with applicable law.

1999 Non-Associate Director Stock Plan Table

   As of February 3, 2001, options to purchase an aggregate of 50,000 shares of common stock had been granted under the Director Stock Plan and remain outstanding. No shares remain available for future grant. As of February 3, 2001, the market value of all shares of common stock subject to outstanding options under the Director Stock Plan was $930,000 (based on the closing sale price of the common stock as reported on the New York Stock Exchange on February 2, 2001, of $18.60 per share). During the fiscal year ended February 3, 2001, options covering 30,000 shares of common stock were granted under the Director Stock Plan. The market value of the 250,000 shares of common stock to be subject to the Director Stock Plan was approximately $4,650,000 as of February 3, 2001.

   As of February 3, 2001, the following current directors had been granted options under the Director Stock Plan as follows:

                                        Number of options Average Exercise Price
Name                                         Granted            Per Share
----                                    ----------------- ----------------------
Nancy J. Kramer........................      10,000               $21.91
David A. Krinsky.......................      10,000                21.91
Philip E. Mallott......................      10,000                27.41
James U. McNeal........................      10,000                21.91
Kenneth J. Strottman...................      10,000                21.91

--------
(1) Consists of options to purchase shares of the Company's common stock at an exercise price equal to the fair market value on the date of grant. Each such option will vest in 25% increments commencing on the first anniversary of the date of grant.

Federal Income Tax Consequences

   Options. There are no federal income consequences to an optionee or to the Company upon the grant of an option under the Director Stock Plan. Eligible directors, all of whom are subject to Section 16 of the Exchange Act, who receive shares of common stock by reason of the exercise of an option under the Director Stock Plan, will not recognize ordinary income at that time unless: (i) the optionee makes an election under Section 83(b) of the Code; or
(ii) the optionee's sale of such shares at a profit is no longer subject to
Section 16(b) of the Exchange Act. An optionee will instead recognize ordinary income equal to the fair market value of such shares received (less the exercise price paid for the shares, if any) on the first day that such a sale is no longer subject to Section 16(b) of the Exchange Act, and the Company or an affiliate will be entitled to a deduction of an equal amount for federal income tax purposes at that time, provided that applicable tax withholding requirements are satisfied.

In the alternative, an optionee may elect under Section 83(b) of the Code, within 30 days of the transfer of such shares to the optionee, to recognize income at the time of exercise equal to the difference between the option price and any higher fair market value of the shares of common stock, generally on the date of exercise, will be taxed as ordinary income to the optionee and generally will be allowed as a deduction for federal income tax purposes to the Company. Any gain or loss realized by an optionee on disposition of the common stock acquired upon exercise of any option generally will be taxed as capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the Company. The optionee's basis in the shares for determining gain or loss on the disposition will generally be the fair market value of such shares determined under either of the procedures set forth above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE DIRECTOR STOCK PLAN.

                            EXECUTIVE COMPENSATION

   The following table shows the compensation paid by Too, Inc. to each of the named executive officers of the Company for each of the last three fiscal years. Compensation for 1998 and for a portion of 1999 was paid while the Company was a wholly-owned subsidiary of The Limited, Inc.

Summary Compensation Table

                                                                         Long-term
                                    Annual Compensation             Compensation Awards
                          --------------------------------------- -----------------------
                                                         Other                Securities  All Other
                                                         Annual   Restricted  Underlying   Compen-
                          Fiscal                       Compensa-    Awards     Options     sation
                           Year  Salary($) Bonus($)(1) tion($)(2)   (3)(4)   (4)(5)(6)(7) ($)(4)(8)
                          ------ --------- ----------- ---------- ---------- ------------ ---------
Michael W. Rayden.......   2000   793,077   1,641,011    11,719   1,250,000    200,000    1,567,434
 Chairman of the Board,    1999   701,058   1,114,850     8,054          --         --      257,094
 Chief Executive Officer   1998   669,231   1,188,250    12,383     164,604    265,218      189,819
 and President

Kent A. Kleeberger......   2000   296,842     276,000     2,870          --     25,000      107,469
 Executive Vice            1999   257,986     155,360     1,441          --     66,843       56,265
 President--Chief          1998   237,308     171,840        --     207,819     26,526       42,982
 Financial Officer
 Logistics and Systems

Sally A. Boyer..........   2000   292,411     270,000     2,420          --     25,000       94,848
 Executive Vice            1999   247,107     145,120     1,313          --     80,767       51,379
 President--Planning,      1998   216,538     157,520        --     138,551     13,272       43,993
 Allocation and
 Merchandising
 Operations

James C. Petty..........   2000   287,638     256,400     2,090          --     25,000       76,576
 Senior Vice President--   1999   258,036     155,360       908          --     61,791       51,767
 Stores                    1998   238,846     171,840        --     207,819     13,262       14,940

Kathleen C. Maurer (9)..   2000   242,978     176,000     2,015          --     15,000       46,042
 Senior Vice President--   1999   208,548     125,940     1,147          --     45,436       44,594
 Human Resources           1998   193,846     139,620        --     138,551     13,262       44,271

--------
(1) Represents the total of the performance-based incentive compensation for the spring and fall selling seasons.

(2) Represents reimbursement of taxes on benefits paid on behalf of the listed officers.

(3)  On February 1, 1998, 1,400, 4,200, 2,800 and 2,800 restricted stock performance awards of The Limited, Inc.'s Class A common stock were granted to officers Kleeberger, Petty, Boyer and Maurer, respectively. Conversion of the unvested The Limited, Inc. restricted stock to Too, Inc. restricted stock was effective as of the date of the spin-off, August 23, 1999, at a price of $43.00 per The Limited, Inc. common share and $16.50 per Too, Inc. common share. These restricted stock awards converted to 3,648, 10,945, 7,297 and 7,297 restricted stock performance awards of Too, Inc.'s common stock for officers Kleeberger, Petty, Boyer and Maurer, respectively.

     On June 1, 1998, 4,266 restricted stock performance awards of The Limited, Inc.'s Class A common stock were granted to Mr. Rayden. Conversion of the unvested The Limited, Inc.'s restricted stock to Too, Inc. restricted stock was effective as of the date of the spin-off, August 23, 1999, at a price of $43.00 per The

     Limited, Inc. common share and $16.50 per Too, Inc. common share. These restricted stock awards converted to 9,975 restricted stock performance awards of Too, Inc.'s common stock.

     On February 1, 1999, 4,833, 4,833, 3,222 and 3,222 restricted stock performance awards of The Limited, Inc.'s Class A common stock were granted to officers Kleeberger, Petty, Boyer and Maurer, respectively. Conversion of the unvested The Limited, Inc. restricted stock to Too, Inc. restricted stock was effective as of the date of the spin-off, August 23, 1999, at a price of $43.00 per The Limited, Inc. common share and $16.50 per Too, Inc. common share. These restricted stock awards converted to 12,595, 12,595, 8,397 and 8,397 restricted stock performance awards of Too, Inc.'s common stock for officers Kleeberger, Petty, Boyer and Maurer, respectively.

(4) In connection with the spin-off, Mr. Rayden's unvested pre-1999 grants of The Limited, Inc.'s restricted stock performance awards and The Limited, Inc.'s stock options were converted into 883,181 Too, Inc. stock options, 398,749 shares of Too, Inc. restricted stock awards and $2,886,017 of deferred compensation (with the same vesting schedule as the previous awards) with vesting contingent on reaching certain performance targets which were achieved in 1999.

(5) On February 2, 1998, 7,635, 5,089, 5,089 and 5,089 unvested stock options of The Limited, Inc.'s Class A common stock were granted to officers Kleeberger, Petty, Boyer and Maurer, respectively. Conversion of the unvested The Limited, Inc. stock options to Too, Inc. stock options was effective as of the date of the spin-off, August 23, 1999, at a price of $43.00 per The Limited, Inc. common share and $16.50 per Too, Inc. common share. These stock options converted to 19,897, 13,262, 13,262 and 13,262 stock options of Too, Inc.'s common stock for officers Kleeberger, Petty, Boyer and Maurer, respectively.

     On March 23, 1998, 2,544 unvested stock options of The Limited, Inc.'s Class A common stock were granted to Mr. Kleeberger. Conversion of The Limited, Inc. stock options to Too, Inc. stock options was effective the date of the spin-off, August 23, 1999, at a price of $43.00 per The Limited, Inc. common share and $16.50 per Too, Inc. common share. These stock options converted to 6,629 stock options of Too, Inc.'s common stock.

     On February 1, 1999, 5,400, 5,400, 7,400, and 7,400 unvested stock options of The Limited, Inc.'s Class A common Stock were granted to officers Kleeberger, Petty, Boyer and Maurer, respectively. Conversion of the unvested The Limited, Inc stock options to Too, Inc. stock options was effective as of the date of the spin-off, August 23, 1999, at a price of $43.00 per The Limited, Inc. share and $16.50 per Too, Inc. common share. These stock options converted to 14,073, 14,073, 19,285 and 11,206 stock options of Too, Inc.'s common stock for officers Kleeberger, Petty, Boyer and Maurer, respectively.

(6) Includes a one-time transition grant of Too, Inc. stock options in the amount of 24,000 shares for each of officers Kleeberger, Petty, Boyer and Maurer, granted as of the date of the spin-off, August 23, 1999, in connection with the elimination of The Limited, Inc. Restricted Stock Performance Incentive Plan.

(7) Includes Too, Inc. stock option grants effective with the date of the spin-off, August 23, 1999, in the amounts of 28,770, 23,718, 37,482 and 10,230 shares for officers Kleeberger, Petty, Boyer and Maurer, respectively.

(8) Includes group term insurance premiums paid on behalf of executive officers Kleeberger, Boyer, Petty and Maurer, executive life insurance premiums paid on behalf of Mr. Rayden and contributions and employer matching contributions to the qualified retirement plan and the non-qualified supplemental retirement and alternative savings plans in the amounts of $416,668, $107,469, $94,848, $76,576 and $46,042 for officers
     Rayden, Kleeberger, Boyer, Petty, and Maurer, respectively.

(9) Ms. Maurer's employment with the Company terminated effective December 14, 2000.

Stock options

   The following table shows certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during the 2000 fiscal year.

                            Options Granted in 2000

                                        Individual Grants
                          ---------------------------------------------
                                                                        PotentialRealizable
                                                                            At Assumed
                                                                           Annual Rates
                          Number of   % of Total                          of Stock Price
                          Securities   Options     Exercise              Appreciation For
                          Underlying  Granted To      or                Option Terms($)(1)
                           Options   Employees in Base Price Expiration -------------------
          Name             Granted   Fiscal Year  ($/Share)     Date       5%        10%
          ----            ---------- ------------ ---------- ---------- --------- ---------
Michael W. Rayden.......   200,000        33%      27.3125    5/11/10   3,435,334 8,705,818
Kent A. Kleeberger......    25,000         4%      27.3125    5/11/10     429,418 1,088,229
Sally A. Boyer..........    25,000         4%      27.3125    5/11/10     429,418 1,088,229
James C. Petty..........    25,000         4%      27.3125    5/11/10     429,418 1,088,229
Kathleen C. Maurer (2)..

--------
(1) The amounts under the columns labeled "5%" and "10%" are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company's common stock. Such amounts are based on the assumption that the option holders hold the options granted for their full term. The actual value of the options will vary in accordance with the market price of the Company's stock.

(2) Ms. Maurer's employment with the Company terminated effective December 14, 2000.

   The following table provides certain information regarding the value of stock options at the end of the fiscal year held by the executive officers named in the Summary Compensation Table:

                Aggregated Option Exercises in 2000 Fiscal Year
                       and Fiscal Year-End Option Values

                                                    Number of Securities      Value of Unexercised
                                                   Underlying Unexercised         In-the-Money
                                                      Options at Fiscal         Options at Fiscal
                              Shares      Value        Year-End(#)(2)            Year-End($)(3)
                           Acquired on   Realized ------------------------- -------------------------
          Name            Exercise(#)(1)  ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
          ----            -------------- -------- ----------- ------------- ----------- -------------
Michael W. Rayden.......        --          --      140,545      942,616     1,430,820   18,121,149
Kent A. Kleeberger......        --          --       34,605       90,394       252,348      558,184
Sally A. Boyer..........        --          --       30,788       94,212       199,203      578,472
James C. Petty..........        --          --       27,468       82,532       181,668      480,226
Kathleen C. Maurer (4)..        --          --           --           --            --           --

--------
(1) If shares were acquired on exercise, the value realized would be calculated on the basis of the number of shares exercised multiplied by the excess of the fair market value of a share of Too, Inc. common stock on the date of exercise over the exercise price of the stock option.

(2) Represents exercisable and unexercisable Too, Inc. stock options for the individual as of February 3, 2001.

(3) Represents the total gain which would have been realized if all in-the-money options held at fiscal year-end had been exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and per share fair market value at year-end. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

(4) Ms. Maurer's employment with the Company terminated effective December 14, 2000.

Director Compensation

   Associates and officers who are directors receive no additional compensation for services as directors. In 2000, compensation for non-associate directors included the following:

  . an annual retainer of $10,000 plus $1,500 for each committee chair held, 50 percent of which is payable in shares of the Company's common stock;

  .   $1,000 for each Board meeting attended ($400 for a telephonic meeting);

  . $600 for each committee meeting attended ($200 for a telephonic meeting); and

  .   $200 for each action in writing that our Board or any committee takes.

   Under the Too, Inc. 1999 Non-Associate Director Stock Plan, each director who is not an associate of Too, Inc. receives:

  .   an initial grant to purchase 5,000 shares of our common stock; and

  . annual grants of options to purchase 5,000 shares of our common stock at a price equal to the fair market value of the shares at the grant date.

Employment Agreements with Certain Executive Officers

   We entered into employment agreements with Mr. Rayden, Mr. Kleeberger, Ms. Boyer, Mr. Petty, and Ms. Maurer, effective September 15, 2000. Each agreement has an initial term of five years, after which it will renew automatically for additional one year periods on the same terms and conditions, unless either party provides notice to the other of an intention not to extend it at least 90 days prior to the anniversary date. Furthermore, if a change in control (as defined in the agreement) occurs during the term of the agreement, the term of the agreement will be extended for two years from the date of the change in control.

   Each employment agreement provides for a minimum annual base salary, plus any increases in base compensation as may be authorized by the Board of Directors after the date of the agreement. The agreements also provide for each officer's continued participation in the Company's incentive compensation plans and other benefits as described in the agreements.

   The employment agreements also require the Company to compensate each officer and provide him or her with certain benefits if his or her employment is terminated before the agreement expires. The compensation and benefits each officer is entitled to receive vary depending upon whether his or her employment is terminated: (1) by the Company for cause (as defined in the agreement), or voluntarily by the officer, or in the case of Mr. Rayden, other than for good reason (as defined in the agreement); (2) by the Company other than for cause, or in the case of Mr. Rayden, for good reason; (3) involuntarily due to disability; (4) upon retirement; or (5) upon the officer's death, under which circumstance the applicable compensation and benefits are payable to the officer's beneficiaries.

   If the executive officer's employment is terminated by the Company for cause, voluntarily by the officer, or in the case of Mr. Rayden, if his employment is terminated by the Company for cause or by Mr. Rayden for other than good reason (as defined in the agreement), the executive officer's severance benefits payable under the employment agreement will include:

  . any accrued base salary and accrued vacation not paid as of the termination date;

  . vested benefits as of the termination date under the Company's benefit, retirement, incentive and other plans; and

  . in Mr. Rayden's case, continued payment of life insurance premiums through the end of the calendar year.

   If the executive officer's employment is terminated by the Company other than for cause, or in the case of Mr. Rayden, for good reason (as defined in the agreement), the executive officer's severance benefits payable under the employment agreement will include:

  . any accrued base salary and accrued vacation not paid as of the termination date;

  .  a pro-rated bonus amount;

  . vested benefits as of the termination date under the Company's benefit, retirement, incentive and other plans;

  . continued payment of 100% of base salary for 12 months, or in the case of Mr. Rayden, a lump sum amount equal to two times the sum of (i) base salary and (ii) the greater of Mr. Rayden's (a) annual par target bonus opportunity in the year of termination or (b) the actual annual bonus earned by Mr. Rayden in the year prior to the year of termination;

  . continued insurance benefits for one year (or, in Mr. Rayden's case, two years);

  . outplacement services and related travel costs up to a maximum of $10,000 (or, in Mr. Rayden's case, $30,000); and

  . in Mr. Rayden's case, acceleration of vesting of stock awards by 24 additional months and continued payment of life insurance premiums through the end of the calendar year.

   If the executive officer's employment is terminated involuntarily due to disability, the executive officer's severance benefits payable under the employment agreement include:

  . any accrued base salary and accrued vacation not paid as of the termination date;

  .  a pro-rated bonus amount;

  . vested benefits as of the termination date under the Company's benefit, retirement, incentive and other plans;

  . 100%, 80% and 60%, respectively, of base salary for the first, second and third 12 months following the disability date (reduced by amounts received by the officer under the Company's disability plans);

  .  additional salary benefits if the officer is disabled beyond 36 months;
     and

  . in Mr. Rayden's case, continued payment of life insurance premiums through the end of the calendar year.

Notwithstanding the above, the salary continuation payments will cease upon the earlier of (a) the disability ceasing to exist or (b) retirement.

   If the executive officer's employment is terminated by reason of the executive officer's retirement, the executive officer's severance benefits include the following:

  . accrued base salary and accrued vacation not paid as of the termination date;

  .  a pro-rated bonus amount; and

  . vested benefits as of the termination date under the Company's benefit, retirement, incentive and other plans.

   If the executive officer's employment is terminated by reason of his or her death, the Company's sole obligation will be to pay the officer's spouse, estate or designated beneficiary, as the case may be, the same amounts due the executive officer if he or she had retired, as described above.

   The employment agreements also prohibit the officer from becoming directly or indirectly connected with any business or entity that competes directly or indirectly with the Company during employment with the Company and for a period of one year (or in the case of Mr. Rayden, two years) from the date of termination if employment is terminated (1) by the Company for any reason, (2) by the officer for any reason, or (3) by reason of either the Company's or officer's decision not to extend the term of the agreement. Mr. Rayden's non-competition period shall terminate after a change in control, upon a termination by the Company for other than cause, or by Mr. Rayden for good reason. The non-competition periods of the other officers shall terminate upon termination by the Company other than for cause after a change in control, or by the officer for good reason after a change in control.

   We also entered into executive agreements with Mr. Rayden, Mr. Kleeberger, Ms. Boyer, Mr. Petty, and Ms. Maurer, effective September 15, 2000. Each agreement has an initial term of three years, after which it will renew automatically for additional one year periods on the same terms and conditions, unless the Company provides notice to the officer of an intention not to extend it at least 30 days prior to the anniversary date. Furthermore, if a change in control (as defined in the agreement) occurs during the term of the agreement, the term of the agreement will be extended for two years from the date of the change in control.

   Under each executive agreement, the Company must provide severance benefits to the executive officer if his or her employment is terminated (other than on account of death or disability or for cause):

  . by the Company at any time six months prior to a change in control if such termination was in contemplation of such change in control and was done to avoid the effects of the agreement;

  .   by the Company within 24 months after a change in control;

  . by the executive officer for good reason (as defined in the agreement) at any time within 24 months after a change in control; or

  . in the case of Mr. Rayden, by him with or without good reason during the period beginning on the one year anniversary date of a change in control and lasting for 30 days.

   In addition to accrued compensation, bonuses, vested benefits and stock options, the executive officer's severance benefits payable under the executive agreement include:

  . a lump sum cash payment equal to the sum of: (1) any accrued base salary and vacation time payable as of the termination and (2) the officer's base annual salary (as defined in the agreement) multiplied by three;

  . a lump sum cash payment equal to the sum of: (1) the pro-rated bonus amount (as defined in the agreement) and (2) the highest annual incentive compensation to which the officer would be entitled multiplied by three;

  .   36 months of continued insurance benefits;

  . outplacement services and related travel costs up to a maximum of $10,000 (or, in Mr. Rayden's case, $60,000).

   Generally, a change in control occurs upon, (1) the acquisition by any person of 25% or more of the voting power of the Company's outstanding securities, (2) a merger or consolidation of the Company, (3) a sale of 50% or more of the Company's assets, (4) the liquidation or dissolution of the Company, or (5) any transaction that has the same effect as any of the foregoing.

             REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

   Our Stock Option and Compensation Committee has the power, among other things, to do the following:

  . review and approve our executive compensation philosophy and policies and the application of such policies to the compensation of our executive officers;

  . determine the annual salary, bonus, stock grants and options, and other benefits, direct and indirect, of our executives officers;

  .  review new executive compensation programs;

  . establish and periodically review policies for the administration of our executive compensation programs;

  .  approve certain employment arrangements with new hires.

   Prior to our spin-off from The Limited, Inc. effective August 23, 1999, the compensation of our executive officers was determined by The Limited, Inc. Our Stock Option and Compensation Committee was organized on August 24, 1999, and adopted plans that generally mirror the executive compensation policies, plans and arrangements put in place prior to the spin-off by The Limited, Inc. During fiscal 2000, the Company retained independent compensation and benefit consultants who assisted it as well as the Committee in assessing and determining executive officer compensation and benefit programs along with compensation and benefits programs for all associates.

Compensation Philosophy

   We seek to apply a consistent compensation philosophy for all of our leadership group associates, including our executive officers. The primary goals of our compensation program are to:

   .  attract and retain qualified executives;

   .  reward current and past individual performance;

   . provide short-term and long-term incentives for good and excellent future performance; and

   . link total compensation for individual performance and our performance to enhance shareholder value.

   Accordingly, we have structured total compensation for our leadership group associates to provide a portion of the compensation as fixed compensation and a portion of the compensation as a variable amount based on performance.

   Our philosophy is built on the following basic principles:

   .  To Pay for Outstanding Performance

   We believe in paying for results. Individuals in leadership roles are compensated based on a combination of total Company, business unit and individual performance factors. Total Company performance is evaluated primarily based on the degree by which financial targets are met or exceeded. In addition, a significant portion of total compensation is in the form of equity-based awards which ties into increases in shareholder value.

   .  To Pay Competitively

   We are committed to providing a total compensation program designed to attract the best senior leaders to our business and retain the best and most consistent performers. To achieve this goal, we will periodically compare our pay practices and overall pay levels with other leading retail, and where appropriate, non-retail companies, and adjust our compensation guidelines based on this review.

   .  To Pay Equitably

   We believe that it is important to apply generally consistent guidelines for substantially all associate compensation programs across our Company, considering the size of unit, area of responsibility, complexity, development stage, and performance of our Company, along with the performance of the individual executive.

Principal Compensation Elements

   The principal elements of our executive compensation packages are base salary, short-term performance-based cash incentive compensation, and equity-based long-term incentive programs.

 Base Salary

   The Committee annually reviews and approves the employment of each executive officer, including the base salary. In determining salary adjustments, the Committee considers the size and responsibility of the individual's position, the business unit's overall performance, the individual's overall performance and future potential, and the base salaries paid by competitors to employees in comparable positions. Individual performance is measured against the following factors: seasonal and annual business goals, business growth and brand execution goals, and the recruitment and development of future leadership talent. The Committee considers these factors subjectively in the aggregate, and accords none a formula weight.

 Performance-Based Cash Incentive Compensation

   We have employed a short-term, performance-based cash incentive compensation program for specified key leadership positions along with certain other members of the Company's management that provides for incentive payments based on the level of achievement of pre-established financial goals for each six-month operating season. The goals under this plan for 2000 were based on operating income. Goals, however, also may be based on other financial measures, including the price of the Company's or an affiliate's common stock, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These goals are generally determined prior to or near the beginning of each season, and are based on an analysis of historical performance and growth expectations for our business, expectations of the public markets and progress toward achieving our long-range strategic plan for the business. Target cash incentive compensation opportunities are established annually for eligible executives stated as a specific percentage of base salary, ranging from 10 percent to 150 percent of base salary. The amount of incentive compensation paid to participating executives can range from zero to double their targets, based upon the extent to which performance goals are achieved or exceeded. The maximum amount payable to any participant may not exceed $3,000,000 in any year under the incentive program.

 Equity-Based Incentive Programs

   The Committee believes that continued emphasis on equity-based compensation opportunities encourages performance that enhances shareholder value, thereby further linking leadership and shareholder objectives. We believe that the magnitude and vesting schedule of the award also serve to retain key performers.

   The award opportunity level for each eligible participant depends on the individual's responsibility level and potential within the Company, competitive practices, and the market price of our common stock.

   In 2000, the Company awarded stock options to key executives in the amounts set forth in the Option Grants in Fiscal Year 2000 Table on page 21. The option program utilizes vesting periods to encourage retention of key executives. The exercise price for each option granted equals the fair market value of the underlying common stock on the date of grant.

CEO Compensation

   We entered into an employment agreement with Mr. Rayden, effective September 15, 2000. Under the terms of his employment agreement, Mr. Rayden may receive equity compensation such as restricted stock, stock options, and deferred compensation at the Compensation Committee's discretion. The terms of Mr. Rayden's employment agreement are described above in this proxy statement under the section entitled "Employment Agreements with Certain Executive Officers."

   In May 2000, the Company awarded 200,000 stock option and 100,000 restricted stock performance shares in Too, Inc. to Mr. Rayden.

Section 162(m)

   The Budget Reconciliation Act of 1993 amended the Internal Revenue Code to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1 million per year. Generally, we intend that compensation paid to our "covered employees" shall be deductible to the fullest extent permitted by law.

                                          Stock Option and Compensation
                                           Committee

                                          David A. Krinsky, Chair
                                          Nancy J. Kramer
                                          Kenneth J. Strottman

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Currently, David A. Krinsky, Nancy J. Kramer and Kenneth J. Strottman, who are not employees of the Company, are members of the Stock Option and Compensation Committee. Since 1993, Mr. Rayden has served as a member of the board of directors of Strottman International, Inc., a privately held company, of which Mr. Strottman is President and Chief Executive Officer.

                           SHAREHOLDER RETURN GRAPH

   The following graph shows a comparison, over an eighteen-month period, of the cumulative total return for Too, Inc. common stock, the Standard & Poor's Specialty-Apparel Index and the Russell 2000 Index, each of which assumes an initial investment value of $100 on August 9, 1999, the first day of trading of Too, Inc.'s stock, on a "when-issued" basis, on the New York Stock Exchange. The comparison also assumes the reinvestment of any dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  AMONG TOO, INC., THE RUSSELL 2000 INDEX AND
                        THE S&P SPECIALTY-APPAREL INDEX

                                8/9/99     9/30/99     12/31/99     3/31/00     6/30/00     9/30/00     12/31/00     2/2/01
                                -------------------------------------------------------------------------------------------
TOO, INC                          100        123          118         216         174         162          85         127
S&P SPECIALTY-APPAREL INDEX       100         88          109         116          83          67          75          92
RUSSELL 2000 INDEX                100        101          119         128         123         124         116         120

                             BOARD AUDIT COMMITTEE

   The Audit Committee of the Board of Directors, which currently consists of Philip E. Mallott (Chairman), David A. Krinsky and James U. McNeal, met four times during the 2000 fiscal year. All members of the Audit Committee are independent as that term is defined in Section 303.01 of the listing standards of the New York Stock Exchange. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix C.

                            AUDIT COMMITTEE REPORT

   The primary responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating primarily to the quality and integrity of Too, Inc.'s financial reporting process and reports, its systems of internal accounting and controls, and the independent audit of its financial statements. Management is responsible for preparing the financial statements, and the outside auditor is responsible for auditing those financial statements.

   In fulfilling its oversight responsibilities, the Audit Committee reviewed the financial statements in the Annual Report on Form 10-K with management and the outside auditors, including their judgment about the quality and appropriateness of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee discussed any matter required to be communicated under generally accepted auditing standards by Auditing Standards 61. The Audit Committee also discussed with the outside auditors the auditors' independence from management and the Company including the matters in the formal written statement required by the Independence Standards Board Standard No. 1.

   The Audit Committee discussed with the Company's outside auditors the overall scope and plan for their audit. The Audit Committee met separately with the outside auditors, with and without management present, to discuss the results of their examinations, including the integrity, adequacy, and effectiveness of the accounting and financial reporting processes and controls, and the overall quality of Too, Inc.'s reporting.

   In reliance on the reviews and discussions referred to above, the Audit committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended February 3, 2001 for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Philip E. Mallott, Chairman
David A. Krinsky
James U. McNeal

                   SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS

   This table shows the names of owners of the Company's common stock who, on February 28, 2001, were known by Too, Inc. to be beneficial owners of more than 5% of the shares of common stock of the Company.

                                                 Amount
                                              Beneficially           Percent
Name and Address of Beneficial Owner            Owned(1)           of Class(2)
------------------------------------          ------------         -----------
Leslie H. Wexner.............................  4,858,794(3)(4)(5)     15.8%
 Three Limited Parkway
 P.O. Box 16000
 Columbus, Ohio 43216
AIM Management Group, Inc....................  2,465,050(6)            8.0%
 11 Greenway Plaza, Suite 100
 Houston, Texas 77046
Capital Research and Management Company......  2,110,000(7)            6.8%
 333 South Hope Street 55th Floor
 Los Angeles, California 90071
Wellington Management Company, LLP...........  1,669,700(8)            5.4%
 75 State Street
 Boston, Massachusetts 02109

--------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and or investment power with respect to those securities.

(2) "Percent of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 28, 2001, plus the number of shares such person has the right to acquire within 60 days of February 28, 2001.

(3) Based on the Schedule 13D Amendment No. 5 of Leslie H. Wexner filed with the Securities and Exchange Commission on March 13, 2001.

(4) Includes 76,814 shares held in The Limited, Inc. Savings and Retirement Plan for Mr. Wexner's account based on the number of shares of common stock of The Limited, Inc. in the account as of February 28, 2001, over which he exercises dispositive but not voting control. Excludes 125 shares held directly by Abigail S. Wexner, Mr. Wexner's wife, and 28,572 shares held in a trust of which Mrs. Wexner is a beneficiary, as to which Mr. Wexner disclaims beneficial ownership.

(5) Includes 2,075,075 shares held by Leslie H. Wexner as the sole trustee of The Wexner Children's Trust.

(6) Based on the Schedule 13G of AIM Management Group, Inc. filed with the Securities and Exchange Commission on February 9, 2001.

(7) Based on the Schedule 13G Amendment No. 3 of Capital Research and Management Company filed with the Securities and Exchange Commission on February 12, 2001.

(8) Based on the Schedule 13G of Wellington Management Company, LLP filed with the Securities and Exchange Commission on February 13, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and greater than 10% shareholders to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. SEC regulations require that copies of the reports be provided to the Company. Based on our review of such reports, we believe that all reporting persons complied with all filing requirements during the fiscal year ended February 3, 2001.

                             INDEPENDENT AUDITORS

   The Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, as auditors for the Company for the 2001 fiscal year. PricewaterhouseCoopers LLP served as the independent auditors for the Company for the 2000 fiscal year and throughout the periods covered by the consolidated financial statements. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting in order to respond to questions from shareholders, and they will have the opportunity to make a statement.

  FEES OF THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED FEBRUARY 3, 2001

   The following table shows the aggregate fees billed to the Company by its independent auditors, Pricewaterhouse Coopers LLP, for services rendered during the fiscal year ended February 3, 2001.

Description of Fees                                                     Amount
-------------------                                                    --------
Audit Fees(1)......................................................... $175,838
Financial Information Systems Design and Implementation Fees..........       --
All Other Fees(2).....................................................  129,369

--------
(1) Includes fees for the audit of the February 3, 2001 financial statements and reviews of the related quarterly financial statements.

(2) The Audit Committee of the Company's Board of Directors has considered whether the rendering of such non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the meeting, each of the persons named in the proxy intends to vote in accordance with their judgement on such matters.

                             SHAREHOLDER PROPOSALS

   Shareholder proposals to be included in the proxy statement for the 2002 Annual Meeting of Shareholders should be submitted to the Secretary of the Company at our corporate offices by December 9, 2002, but not before November 9, 2002. The Company may omit from the proxy statement and form of proxy relating to the next annual meeting of shareholders any proposals which are not received by the Secretary by December 9, 2002, or which are received before November 9, 2002. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities and Exchange Act of 1934 for presentation at our 2002 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after February 23, 2002. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Delaware.

   Shareholder nominations for the Board of Directors to be elected at the 2002 Annual Meeting of Shareholders should be submitted not less than 14 days nor more than 50 days before the 2002 Annual Meeting.

                             SOLICITATION EXPENSES

   The Company will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. Our associates may solicit proxies by telephone, mail services, electronic mail, mailgram, facsimile, telegraph, cable and personal interview. The Company has retained Georgeson Shareholder Communication Services to help us solicit proxies related to shares held by brokerage houses, custodians, fiduciaries and other nominees for a fee of approximately $5,000 plus expenses. We do not expect to pay any other costs for the solicitation of proxies.

                                          By Order of the Board of Directors
                                          /s/ Michael W. Rayden
                                          Michael W. Rayden
                                          Chairman, President & Chief
                                           Executive Officer

                                                                     APPENDIX A

                                   TOO, INC.

                          SECOND AMENDED AND RESTATED
               1999 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
   (Amended by the Board of Directors on May 10, 2000 and February 15, 2001)

                                   ARTICLE 1

                           Establishment and Purpose

   Section 1.1. Establishment and Effective Date. Too, Inc., a Delaware corporation (the "Company"), hereby establishes a stock incentive plan to be known as the "Too, Inc. 1999 Stock Option and Performance Incentive Plan" (the "Plan"). The Plan shall become effective on the date The Limited, Inc. distributes (the "Distribution") to its shareholders the Company's common stock, par value $.01 per share (the "Common Stock").

   Section 1.2. Purpose. The Company desires to attract and retain the best available executive and key management associates for itself and its subsidiaries and to encourage the highest level of performance by such associates in order to serve the best interests of the Company and its shareholders. The Plan is expected to contribute to the attainment of these objectives by offering eligible associates the opportunity to acquire stock ownership interests in the Company, and other rights with respect to stock of the Company, and to thereby provide them with incentives to put forth maximum efforts for the success of the Company and its subsidiaries.

                                   ARTICLE 2

                                    Awards

   Section 2.1. Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: (i) incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) nonstatutory stock options ("Nonstatutory Stock Options") (unless otherwise indicated, references in the Plan to "Options" shall include both Incentive Stock Options and Nonstatutory Stock Options); (iii) stock appreciation rights ("Stock Appreciation Rights"), as described in Article 7, which may be awarded either in tandem with Options ("Tandem Stock Appreciation Rights") or on a stand-alone basis ("Nontandem Stock Appreciation Rights"); (iv) shares of Common Stock which are restricted as provided in Article II ("Restricted Shares"); (v) units representing shares of Common Stock, as described in Article 12 ("Performance Shares"); (vi) units which do not represent shares of Common Stock but which may be paid in the form of Common Stock, as described in Article 13 ("Performance Units"); (vii) shares of unrestricted Common Stock ("Unrestricted Shares"); and (viii) tax offset payments ("Tax Offset Payments"), as described in Article 15.

   Section 2.2. Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under the Plan is 5,150,000 subject to adjustment pursuant to Article 16. In addition, Tax Offset Payments which may be awarded under the Plan will not exceed the number of shares available for issuance under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option or any Nontandem Stock Appreciation Right under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a Stock Appreciation Right) without being exercised in whole or in part for any reason, or any Restricted Shares, Performance Shares or Performance Units are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then such shares or units may, at the discretion of the Committee (as defined below) to the extent permissible under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act"), be made available for subsequent awards under the Plan, upon such terms as the Committee may determine.

   Section 2.3. Return of Prior Awards. As a condition to any subsequent award, the Committee shall have the right, at its discretion, to require associates to return to the Company awards previously granted under this Plan. Subject to the provisions of this Plan, such new award shall be upon such terms and conditions as are specified by the Committee at the time the new award is granted to the extent permitted by Rule 16b-3 under the Act.

                                   ARTICLE 3

                                Administration

   Section 3.1. Committee. The Plan shall be administered by a Committee (the "Committee") appointed by the Board and consisting of not less than two (2) members of the Board. Each member of the Committee shall be an "outside director" (within the meaning of Section 162(m) of the Code) and a "non-employee director" (within the meaning of Rule 16b-3(b)(3)(i) under the Act).

   Section 3.2. Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Nonstatutory Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights; (iii) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; (iv) to grant Restricted Shares and to determine the term of the restricted period and other conditions and restrictions applicable to such shares; (v) to grant Performance Shares and Performance Units and to determine the performance objectives, performance periods and other conditions applicable to such shares or units; (vi) to grant Unrestricted Shares; (vii) to determine the amount of, and to make, Tax Offset Payments; and (viii) to determine the associates to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares shall be granted.

   Section 3.3. Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation will cause (i) transactions under the Plan to fail to comply with Section 16 of the Act or (ii) the Committee to fail to qualify as "outside directors" under Section 162(m) of the Code. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

   Section 3.4. Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all associates who have received awards under the Plan and all other interested persons.

   Section 3.5. Liability; Indemnification. No member of the Committee, nor any person to whom duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company's Certificate of Incorporation and Bylaws, as amended from time to time.

                                   ARTICLE 4

                                  Eligibility

   Awards shall be limited to executive and key management associates who are regular, full-time associates of the Company and its present and future subsidiaries. In determining the associates to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the nature of the services rendered by such associates, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant. As used in this Plan, the term "subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" set forth in Section 424(f) of the Code, or any successor provision hereafter enacted. No associate may be granted in any calendar year awards covering more than 1,100,000 shares of Common Stock.

                                   ARTICLE 5

                                 Stock Options

   Section 5.1. Grant of Options. Options may be granted under this Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

   Section 5.2. Option Price. The option price of each Option to purchase Common Stock shall be determined by the Committee at the time of the grant, but shall not be less than 100 percent of the fair market value of the Common Stock subject to such Option at the time of grant. The option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Option. The exercise price of an option previously granted under the Plan shall not thereafter be reduced other than pursuant to the provisions of Article 17 or
Article 18.

   Section 5.3. Term of Options. The term of each Option granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles 9 and 10, except as otherwise provided in Section 6.1 with respect to ten (10) percent shareholders of the Company.

   Section 5.4. Exercise of Options. An Option may be exercised, in whole or in part, at such time or times as the Committee shall determine. The Committee may, in its discretion, accelerate the exercisability of any Option at any time. Options may be exercised by an associate by giving written notice to the Committee stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the Common Stock issuable upon exercise of the Option shall be made in full in cash or by certified check or, if the Committee, in its sole discretion, permits, in shares of Common Stock (valued at fair market value on the date of exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the associate, shall be delivered to the associate.

   Section 5.5. Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, the related Tandem Stock Appreciation Rights shall be canceled with respect to an equal number of shares of Common Stock.

                                   ARTICLE 6

              Special Rules Applicable to Incentive Stock Options

   Section 6.1. Ten Percent Stockholder. Notwithstanding any other provision of this Plan to the contrary, no associate may receive an Incentive Stock Option under the Plan if such associate, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

   Section 6.2. Limitation on Grants. The aggregate fair market value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an associate during any calendar year (under this Plan or any other plan of the Company or a subsidiary) shall not exceed $100,000.

   Section 6.3. Limitations on Time of Grant. No grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by shareholders.

                                   ARTICLE 7

                           Stock Appreciation Rights

   Section 7.1. Grants of Stock Appreciation Rights. Tandem Stock Appreciation Rights may be awarded by the Committee in connection with any Option granted under the Plan, either at the time the Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Option. Nontandem Stock Appreciation Rights may also be granted by the Committee at any time. At the time of grant of a Nontandem Stock Appreciation Right, the Committee shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 7.04 below. The base price of a Nontandem Stock Appreciation Right shall be not less than 100 percent of the fair market value of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Committee shall determine.

   Section 7.2. Limitations on Exercise. A Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of a Tandem Stock Appreciation Right, shall not be available for subsequent awards under the Plan. A Nontandem Stock Appreciation Right shall be exercisable during such period as the Committee shall determine.

   Section 7.3. Surrender or Exchange of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall entitle the associate to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Right is exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

   Section 7.4. Exercise of Nontandem Stock Appreciation Rights. The exercise of a Nontandem Stock Appreciation Right shall entitle the associate to receive from the Company that number of shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one
(1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Right is exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Right, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Right, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

   Section 7.5. Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of a Stock Appreciation Right, the Company shall (i) issue, in the name of the associate, stock certificates representing the total number of full shares of Common Stock to which the associate is entitled pursuant to Section 7.03 or 7.04 hereof, and cash in an amount equal to the fair market value, as of the date of exercise, of any resulting fractional shares, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Right in cash pursuant to Section 7.06, deliver to the associate an amount in cash equal to the fair market value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

   Section 7.6. Cash Settlement. The Committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the fair market value of such shares on the date of exercise.

                                   ARTICLE 8

          Nontransferability of Options and Stock Appreciation Rights

   No Option or Stock Appreciation Right may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option or Stock Appreciation Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or a Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. An Option or Stock Appreciation Right may be exercised by an associate only during his or her lifetime, or following his or her death pursuant to Article 10.

                                   ARTICLE 9

                           Termination of Employment

   Section 9.1. Exercise after Termination of Employment. Except as the Committee may at any time provide, in the event that the employment of an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall be terminated (for reasons other than death or total disability), such Option or Stock Appreciation Right may be exercised (to the extent that the associate was entitled to do so at the termination of his employment) at any time within three (3) months after such termination of employment.

   Section 9.2. Total Disability. In the event that an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall become totally disabled, except as the Committee may at anytime provide, such Option or Stock Appreciation Right may be exercised at any time during the first nine (9) months that the associate receives benefits under the Company's Long-Term Disability Plan (the "Disability Plan"). For purposes hereof, "total disability" shall have the definition set forth in the Disability Plan, which definition is hereby incorporated by reference.

                                  ARTICLE 10

                              Death of Associate

   If an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall die while employed by the Company or one of its subsidiaries or within three (3) months after the termination of such employment, except as the Committee may at anytime provide, such Option or Stock Appreciation Right may be exercised to the extent that the associate was entitled to do so at the time of his or her death, by the associate's estate or by the person who acquires the right to exercise such Option or Stock Appreciation Right upon his or her death by bequest or inheritance. Such exercise may occur at any time within one (1) year after the date of the associate's death or such other period as the Committee may at anytime provide, but in no case later than the date on which the Option or Stock Appreciation Right terminates.

                                  ARTICLE 11

                               Restricted Shares

   Section 11.1. Grant of Restricted Shares. The Committee may from time to time cause the Company to grant Restricted Shares under the Plan to associates, subject to such restrictions, conditions and other terms as the Committee may determine.

   Section 11.2. Restrictions. At the time a grant of Restricted Shares is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such Restricted Shares. Each grant of Restricted Shares may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Shares. Except with respect to grants of Restricted Shares intended to qualify as performance based compensation for purposes of Section 162(m) of the Code, the Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares.

   Section 11.3. Restricted Stock Certificates. If the Committee deems it necessary or appropriate, the Company may issue, in the name of each associate to whom Restricted Shares have been granted, stock certificates representing the total number of Restricted Shares granted to the associate, provided that such certificates bear an appropriate legend or other restriction on transfer. The Secretary of the Company shall hold such certificates, properly endorsed for transfer, for the associate's benefit until such time as the Restricted Shares are forfeited to the Company, or the restrictions lapse.

   Section 11.4. Rights of Holders of Restricted Shares. Except as determined by the Committee either at the time Restricted Shares are awarded or any time thereafter prior to the lapse of the restrictions, holders of Restricted Shares shall not have the right to vote such shares or the right to receive any dividends with respect to such shares. All distributions, if any, received by an associate with respect to Restricted Shares as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article 11.

   Section 11.5. Forfeiture. Except as the Committee may at any time provide, any Restricted Shares granted to an associate pursuant to the Plan shall be forfeited if the associate terminates employment with the Company or its subsidiaries prior to the expiration or termination of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon such forfeiture, the Secretary of the Company shall either cancel or retain in its treasury the Restricted Shares that are forfeited to the Company.

   Section 11.6. Delivery of Restricted Shares. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the associate or the associate's beneficiary or estate, as the case may be.

   Section 11.7. Performance-based Objectives. At the time of the grant of Restricted Shares to an associate, and prior to the beginning of the performance period to which performance objectives relate, the Committee may establish performance objectives based on any one or more of the following: price of Company Common Stock or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

                                  ARTICLE 12

                              Performance Shares

   Section 12.1. Award of Performance Shares. For each Performance Period (as defined in Section 12.2), Performance Shares may be granted under the Plan to such associates of the Company and its subsidiaries as the Committee shall determine. Each Performance Share shall be deemed to be equivalent to one (1) share of Common Stock. Performance Shares granted to an associate shall be credited to an account (a "Performance Share Account") established and maintained for such associate.

   Section 12.2. Performance Period. "Performance Period" shall mean such period of time as shall be determined by the Committee in its sole discretion. Different Performance Periods may be established for different associates receiving Performance Shares. Performance Periods may run consecutively or concurrently.

   Section 12.3. Right to Payment of Performance Shares. With respect to each award of Performance Shares under this Plan, the Committee shall specify performance objectives (the "Performance Objectives") which must be satisfied in order for the associate to vest in the Performance Shares which have been awarded to him or her for the Performance Period. If the Performance Objectives established for an associate for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Shares have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, full vested Performance Shares to the associate. The Committee may also determine, in its sole discretion, that Performance Shares awarded to an associate shall become partially or fully vested upon the associate's death, total disability (as defined in Article 9) or retirement, or upon the termination of the associate's employment prior to the end of the Performance Period.

   Section 12.4. Payment for Performance Shares. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 12.3). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Shares shall be granted to the associate pursuant to Section 12.3. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of grant, the Company shall pay to the associate an amount with respect to each vested Performance Share equal to the fair market value of a share of Common Stock on such payment date or, if the Committee shall so specify at the time of grant, an amount equal to (i) the fair market value of a share of Common Stock on the payment date less (ii) the fair market value of a share of Common Stock on the date of grant of the Performance Share. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine.

   Section 12.5. Voting and Dividend Rights. Except as the Committee may otherwise provide, no associate shall be entitled to any voting rights, to receive any dividends, or to have his or her Performance Share Account credited or increased as a result of any dividends or other distribution with respect to Common Stock. Notwithstanding the foregoing, within sixty (60) days from the date of payment of a dividend by the Company on its shares of Common Stock, the Committee, in its discretion, may credit an associate's Performance Share Account with additional Performance Shares having an aggregate fair market value equal to the dividend per share paid on the Common Stock multiplied by the number of Performance Shares credited to his or her account at the time the dividend was declared.

                                  ARTICLE 13

                               Performance Units

   Section 13.1. Award of Performance Units. For each Performance Period (as defined in Section 12.2), Performance Units may be granted under the Plan to such associates of the Company and its subsidiaries as the Committee shall determine. The award agreement covering such Performance Units shall specify a value for each Performance Unit or shall set forth a formula for determining the value of each Performance Unit at the time of payment (the "Ending Value"). If necessary to make the calculation of the amount to be paid to the associate pursuant to Section 13.3, the Committee shall also state in the award agreement the initial value of each Performance Unit (the "Initial Value"). Performance Units granted to an associate shall be credited to an account (a "Performance Unit Account") established and maintained for such associate.

   Section 13.2. Right to Payment of Performance Units. With respect to each award of Performance Units under this Plan, the Committee shall specify Performance Objectives which must be satisfied in order for the associate to vest in the Performance Units which have been awarded to him or her for the Performance Period. If the Performance Objectives established for an associate for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Units have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Units to the associate. The Committee may also determine, in its sole discretion, that Performance Units awarded to an associate shall become partially or fully vested upon the associate's death, total disability (as defined in Article 9) or retirement, or upon the termination of employment of the associate by the Company.

   Section 13.3. Payment for Performance Units. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 13.2). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Units shall be granted to the associate pursuant to Section 13.2. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine, the Company shall pay to the associate an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Ending Value of the Performance Unit less (ii) the Initial Value of the Performance Unit. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine.

                                  ARTICLE 14

                              Unrestricted Shares

   Section 14.1. Award of Unrestricted Shares. The Committee may cause the Company to grant Unrestricted Shares to associates at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

   Section 14.2. Delivery of Unrestricted Shares. The Company shall issue, in the name of each associate to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the associate, and shall deliver such certificates to the associate as soon as reasonably practicable after the date of grant or on such later date as the Committee shall determine at the time of grant.

                                  ARTICLE 15

                              Tax Offset Payments

   The Committee shall have the authority at the time of any award under this Plan or anytime thereafter to make Tax Offset Payments to assist associates in paying income taxes incurred as a result of their participation in this Plan. The Tax Offset Payments shall be determined by multiplying a percentage established by the Committee by all or a portion (as the Committee shall determine) of the taxable income recognized by an associate upon (i) the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right, (ii) the disposition of shares received upon exercise of an Incentive Stock Option, (iii) the lapse of restrictions on Restricted Shares, (iv) the award of Unrestricted Shares, or (v) payments for Performance Shares or Performance Units. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interests of the Company to assist associates in paying income taxes incurred as a result of the events described in the preceding sentence. Tax Offset Payments shall be subject to the restrictions on transferability applicable to Options and Stock Appreciation Rights under Article 8.

                                  ARTICLE 16

                              Changes in Control

   Upon the occurrence of a Change in Control (as defined below), the following shall occur:

   (1) Options. At the date of such Change in Control, all outstanding and unvested stock options granted under the Plan shall immediately and fully vest and become exercisable.

   (2) Stock Appreciation Rights. At the date of such Change in Control, all outstanding and unvested Stock Appreciation Rights granted under the Plan shall immediately vest and become exercisable.

   (3) Restricted Shares. At the date of such Change in Control, Restricted Shares granted under the Plan shall be deemed to be fully vested and the Restricted Period shall be deemed to expire.

   (4) Performance Shares and Performance Units. At the date of such Change in Control, Performance Shares and Performance Units granted under the Plan shall be deemed to be fully vested and payable.

   "Change in Control" means the occurrence of any of the following:

   (1) Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities (a "25% Shareholder") provided however, that the term 25% Shareholder shall not include any Person if such Person would not otherwise be a 25% Shareholder but for a reduction in the number of outstanding voting shares resulting from a stock repurchase program or other similar plan of the Company or from a self-tender offer of the Company, which plan or tender offer commenced on or after the date hereof, provided, however, that the term "25% Shareholder" shall include such Person from and after the first date upon which (A) such Person, since the date of the commencement of such plan or tender offer, shall have acquired Beneficial Ownership of, in the aggregate, a number of voting shares of the Company equal to 1% or more of the voting shares of the Company then outstanding, and (B) such Person, together with all affiliates and associates of such Person, shall Beneficially Own 25% or more of the voting shares of the Company then outstanding. In calculating the percentage of the outstanding voting shares that are Beneficially Owned by a Person for purposes of this subsection (1), voting Shares that are Beneficially Owned by such Person shall be deemed outstanding, and voting shares that are not Beneficially Owned by such Person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, rights, warrants or options shall not be deemed outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person that would otherwise be a 25% Shareholder pursuant to the foregoing provisions of this subsection (1) has become such inadvertently, and such

Person (a) promptly notifies the Board of Directors of such status and (b)as promptly as practicable thereafter, either divests of a sufficient number of voting shares so that such Person would no longer be a 25% Shareholder, or causes any other circumstance, such as the existence of an agreement respecting voting shares, to be eliminated such that such Person would no longer be a 25% Shareholder as defined pursuant to this subsection (1), then such Person shall not be deemed to be a 25% Shareholder for any purposes of this Plan. Any determination made by the Board of Directors of the Company as to whether any Person is or is not a 25% Shareholder shall be conclusive and binding; or

   (2) A change in composition of the Board of Directors of the Corporation occurring any time during a consecutive two-year period as a result of which fewer than a majority of the Board of Directors are Continuing Directors (for purposes of this section, the term "Continuing Director" means a director who was either (A) first elected or appointed as a Director prior to May 10, 2000; or (B) subsequently elected or appointed as a director if such director was nominated or appointed by at least a majority of the then Continuing Directors); or

   (3) Any of the following occurs:

     (A) a merger or consolidation of the Corporation, other than a merger or consolidation in which the voting securities of the Corporation immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 60% or more of the combined voting power of the Corporation or surviving entity immediately after the merger or consolidation with another entity;

     (B) a sale, exchange, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Corporation which shall include, without limitation, the sale of assets aggregating more than 50% of the assets of the Corporation on a consolidated basis;

     (C) a liquidation or dissolution of the Corporation;

     (D) a reorganization, reverse stock split, or recapitalization of the Corporation which would result in any of the foregoing; or

     (E) a transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

                                  ARTICLE 17

                   Adjustment upon Changes in Capitalization

   Notwithstanding any other provision of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options, Stock Appreciation Rights, Restricted Shares or Performance Shares as it shall deem appropriate to prevent dilution or enlargement of fights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, extraordinary cash dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.

                                  ARTICLE 18

                           Amendment and Termination

   The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan or (ii) reduce the exercise price of options previously granted under the Plan shall be subject to the approval of the Company's shareholders, except that any such increase or modification that may result from adjustments authorized by Article 16 does not require such approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the associate to whom an award shall theretofore have been granted, adversely affect the fights of such associate under such award.

                                  ARTICLE 19

                               Written Agreement

   Each award of Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units, Unrestricted Shares and Tax Offset Payments shall be evidenced by a written agreement, executed by the associate and the Company, and containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

                                  ARTICLE 20

                           Miscellaneous Provisions

   Section 20.1. Fair Market Value. For purposes of this Plan, "fair market value" will be determined in accordance with procedures established in good faith by the Committee.

   Section 20.2. Tax Withholding. The Company shall have the right to require associates or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan, including Tax Offset Payments, amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to an associate in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The Committee may, in its discretion, permit an associate to satisfy his or her tax withholding obligation either by (i) surrendering shares owned by the associate or (ii) having the Company withhold from shares otherwise deliverable to the associate. Shares surrendered or withheld shall be valued at their fair market value as of the date on which income is required to be recognized for income tax purposes. In the case of an award of Incentive Stock Options, the foregoing fight shall be deemed to be provided to the associate at the time of such award.

   Section 20.3. Compliance with Section 16(b) and Section 162(m). In the case of associates who are or may be subject to Section 16 of the Act, it is the intent of the corporation that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to associates who are or may be subject to Section 16 of the Act. If any award hereunder is intended to qualify as performance-based for purposes of Section 162(m) of the Code, the Committee shall not exercise any discretion to increase the payment under such award except to the extent permitted by Section 162(m) and the regulations thereunder.

   Section 20.4. Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

   Section 20.5. General Creditor Status. Associates shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any associate or beneficiary or legal representative of such associate. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the fight of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

   Section 20.6. No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article 18, nor the grant of any award, shall confer upon any associate any right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such associate's employment at any time.

   Section 20.7. Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the associate at the associate's address set forth in the books and records of the Company or its subsidiaries, or (b) to the Company or the Committee at the principal office of the Company.

   Section 20.8. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   Section 20.9. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

   Section 20.10. Term of Plan. Unless earlier terminated pursuant to Article 18 hereof, the Plan shall terminate on the tenth anniversary of the Distribution.

   IN WITNESS WHEREOF, the Company has caused this Second Amended and Restated 1999 Stock Option and Performance Incentive Plan to be executed by its duly
authorized officer this   day of May, 2001.

                                          TOO, INC.

                                          By: ________________________________

                                          Name: ______________________________

                                          Title: _____________________________

                                                                     APPENDIX B

                                   TOO, INC.

                          SECOND AMENDED AND RESTATED
                  1999 STOCK PLAN FOR NON-ASSOCIATE DIRECTORS

   (Amended by the Board of Directors on May 10, 2000 and February 15, 2001)

1. PURPOSE

   The purpose of the Too, Inc. 1999 Stock Plan for Non Associate Directors (the "Plan") is to promote the interests of Too, Inc. (the "Company") and its shareholders by increasing the proprietary interest of non-associate directors in the growth and performance of the Company by granting such directors options to purchase shares of common stock, par value $.01 per share, (the "Shares") of the Company and by awarding Shares to such directors in respect of a portion of the Retainer (as defined in Section 6(b)) payable to such directors.

2. ADMINISTRATION

   The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3. ELIGIBILITY

   The class of individuals eligible to receive grants of options and awards of Shares in respect of the Retainer under the Plan shall be directors of the Company who are not associates of the Company or its affiliates ("Eligible Directors"). Any holder of an option or Shares granted hereunder shall hereinafter be referred to as a "Participant."

4. SHARES SUBJECT TO THE PLAN

   Subject to adjustment as provided in Section 7, an aggregate of 250,000 Shares shall be available for issuance under the Plan. The Shares deliverable upon the exercise of options or in respect of the Retainer may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall terminate for any reason without having been exercised, the Shares subject to, but not delivered under, such option shall be available for issuance under the Plan.

5. GRANT, TERMS AND CONDITIONS OF OPTIONS

     (a) On the date of an Eligible Director's initial election to the Board, such Eligible Director will be granted an option to purchase 5,000 Shares.

     (b) Subsequently, on the date of each annual meeting of the Company's shareholders, each Eligible Director will be granted an option to purchase 5,000 Shares.

     (c) Eligible Directors may also be granted options to purchase Shares by action of the Board of Directors.

     (d) The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended and shall have the following terms and conditions:

       (i) PRICE. The purchase price per Share deliverable upon the exercise of each option shall be one hundred (100) percent of the Fair Market Value per Share on the date the option is granted. For purposes of the Plan, "Fair Market Value" shall be determined in accordance with procedures established in good faith by the Board of Directors.

        (ii) PAYMENT. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in cash.

         (iii) EXERCISABILITY AND TERMS OF OPTIONS. Options shall become exercisable in annual 25% annual installments commencing on the first anniversary of the date of grant, provided the holder of such Option is an Eligible Director on such anniversary, and shall be exercisable until the earlier of ten (10) years from the date of grant and the expiration of the one (1) year period provided in paragraph (iv) below.

        (iv) TERMINATION OF SERVICE AS ELIGIBLE DIRECTOR. Upon termination of a Participant's service as a director of the Company for any reason, all outstanding options held by such Eligible Director, to the extent then exercisable, shall be exercisable in whole or in part for a period of one
  (1) year from the date on which the Participant ceases to be a Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph (iii) above.

       (v) NONTRANSFERABILITY OF OPTIONS. No option may be assigned alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order.

        (vi) OPTION AGREEMENT. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

     (e) CHANGE IN CONTROL. Immediately upon a "Change in Control" of the Company, all outstanding options, whether or not vested at that time, shall fully vest and be immediately exercisable. For purposes of the Plan, "Change in Control" means the occurrence of any of the following:

       (i) Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange
  Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities (a "25% Shareholder") provided however, that the term 25% Shareholder shall not include any Person if such Person would not otherwise be a 25% Shareholder but for a reduction in the number of outstanding voting shares resulting from a stock repurchase program or other similar plan of the Company or from a self-tender offer of the Company, which plan or tender offer commenced on or after the date hereof, provided, however, that the term "25% Shareholder" shall include such Person from and after the first date upon which (A) such Person, since the date of the commencement of such plan or tender offer, shall have acquired Beneficial Ownership of, in the aggregate, a number of voting shares of the Company equal to 1% or more of the voting shares of the Company then outstanding, and (B) such Person, together with all affiliates and associates of such Person, shall Beneficially Own 25% or more of the voting shares of the Company then outstanding. In calculating the percentage of the outstanding voting shares that are Beneficially Owned by a Person for purposes of this subsection (e)(i), voting Shares that are Beneficially Owned by such Person shall be deemed outstanding, and voting shares that are not Beneficially Owned by such Person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, rights, warrants or options shall not be deemed outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person that would otherwise be a 25% Shareholder pursuant to the foregoing provisions of this subsection (e)(i) has become such inadvertently, and such Person (a) promptly notifies the Board of Directors of such status and (b)as promptly as practicable thereafter, either divests of a sufficient number of voting shares so that such Person would no longer be a 25% Shareholder, or causes any other circumstance, such as the existence of an agreement respecting voting shares, to be eliminated such that such Person would no longer be a 25% Shareholder as defined pursuant to this subsection (e)(i), then such Person shall not be deemed to be a 25% Shareholder for any purposes of this Agreement. Any determination made by the Board of Directors of the Company as to whether any Person is or is not a 25% Shareholder shall be conclusive and binding; or

        (ii) A change in composition of the Board of Directors of the Corporation occurring any time during a consecutive two-year period as a result of which fewer than a majority of the Board of Directors are Continuing Directors (for purposes of this section, the term "Continuing Director" means a director who was either (A) first elected or appointed as a Director prior to May 10, 2000; or (B) subsequently elected or appointed as a director if such director was nominated or appointed by at least a majority of the then Continuing Directors); or

         (iii)  Any of the following occurs:

      (A) a merger or consolidation of the Corporation, other than a merger or consolidation in which the voting securities of the Corporation immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 60% or more of the combined voting power of the Corporation or surviving entity immediately after the merger or consolidation with another entity;

      (B) a sale, exchange, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Corporation which shall include, without limitation, the sale of assets aggregating more than 50% of the assets of the Corporation on a consolidated basis;

      (C)  a liquidation or dissolution of the Corporation;

      (D) a reorganization, reverse stock split, or recapitalization of the Corporation which would result in any of the foregoing; or

      (E) a transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

6. GRANT OF SHARES

   (a) Fifty (50) percent of the Retainer of each Eligible Director shall be paid in quarterly installments in a number of Shares equal to the quotient of
(i) fifty (50) percent of the Retainer divided by (ii) the Fair Market Value on the Retainer Payment Date. Cash shall be paid to an Eligible Director in lieu of a fractional Share.

   (b) For purposes of this Plan "Retainer" shall mean the portion of the annual retainer payable to an Eligible Director (as defined in Section 3) for any fiscal quarter of the Company and "Retainer Payment Date" shall mean the last business day of the Company's relevant fiscal quarter.

7. ADJUSTMENT OF AND CHANGES IN SHARES

   In the event of a stock split, stock dividend, extraordinary cash dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan shall be increased or decreased proportionately, as the case may be, and the number of Shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per Share thereunder.

8. NO RIGHTS OF SHAREHOLDERS

   Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such Shares shall have been issued.

9. PLAN AMENDMENTS

   The Plan may be amended by the Board as it shall deem advisable or to conform to any change in any law or regulation applicable thereto subject, to the extent deemed necessary or desirable to comply with applicable law, to the approval of the Company's shareholders.

10. LISTING AND REGISTRATION

   Each Share shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Shares, no such Share may be disposed of unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

11. EFFECTIVE DATE AND DURATION OF PLAN

   The Plan shall become effective on the date the Company's Shares are distributed by The Limited, Inc. to its shareholders. The Plan shall terminate the day following the tenth (10th) Annual Shareholders Meeting of the Company at which Directors are elected succeeding such distribution, unless the Plan is extended or terminated at an earlier date by the Company's shareholders or is terminated by exhaustion of the Shares available for issuance hereunder.

   IN WITNESS WHEREOF, the Company has caused this Second Amended and Restated Stock Plan for Non-Associate Directors to be executed by its duly authorized
officer this      day of May, 2001.

                                          TOO, INC.
                                          By: _________________________________
                                          Name: _______________________________
                                          Title:______________________________

                                                                     APPENDIX C

                        Charter of the Audit Committee
                                 of Too, Inc.

I. Audit Committee Purpose

   The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  . Monitor the independence and performance of the Company's external auditors and internal auditing department.

  . Provide an avenue of communication among the external auditors, management, the internal auditing department, and the Board of Directors.

  . Make recommendations to the Board regarding selection, evaluation and replacement of the external auditors.

   The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the external auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

   The Company's external auditors are ultimately accountable to the Audit Committee and the Board of Directors of the Company, and the Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditors (or to nominate the external auditors to be proposed for shareholder approval in a proxy statement).

II. Audit Committee Composition and Meetings

   Audit Committee members shall meet the independence and other requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualifications in its business judgement.

   Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

   The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the head of the internal auditing function, the external auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at a minimum its Chair, should be afforded the opportunity to communicate with management and the external auditors quarterly to review the Company's quarterly financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

   1. Provide information, as the Board of Directors may prescribe, at least annually establishing that they remain "independent" directors.

   2. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

   3. Review the Company's annual draft financial statements prior to filing or distribution. Review should include discussion with management and external auditors of significant issues regarding accounting principles, practices, and judgments.

   4. In consultation with the management, the external auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings including management letter comments prepared by the external auditors and the internal auditing department together with management's responses.

   5. Review with financial management and the external auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the external auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

   6. Review the external auditors audit plan--discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

   7. Approve the fees and other significant compensation to be paid to the external auditors.

   8. On an annual basis, the Committee should review and discuss with the external auditors whether they have any significant relationships with the Company that could impair the auditors' independence.

   9. Prior to releasing the year-end earnings, discuss the results of the audit with the external auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61. As follows:

    --selection or changes in accounting policy

    --basis of estimates

    --significant audit adjustments, if any

    --disagreements with management

    --the external auditors view on any matters that were discussed by management with other external auditors

    --serious difficulties encountered with dealing with management

    --fees for management advisory service

    --independence of outside auditors

   10. Consider the external auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

   11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed

   12. Review the appointment, performance, and replacement of the senior internal audit executive. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

   13. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

   14. Prepare and submit an Audit Committee Report, for inclusion in the annual meeting Proxy Statement, stating whether:

    The Audit Committee has reviewed and discussed the audited financial statements with management;

    The Audit committee has discussed with the outside auditors the matters required by SAS 61, as modified or supplemented;

    The Audit Committee has received the written disclosures and the letter from the outside auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the outside auditor the outside auditor's independence; and

    Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the U. S. Securities and Exchange Commission.

   15. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

   16. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

   17. Periodically perform self-assessment of Audit Committee performance.

                                   Too, Inc.
               This Proxy is Solicited by the Board of Directors
                         Annual Meeting of Shareholders
                                  May 22, 2001

The undersigned hereby appoints Michael W. Rayden and Kent A. Kleeberger or either of them acting alone, proxies, with full power of substitution, to vote for the undersigned all shares of Common Stock of Too, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 22, 2001, at 9:00 AM, Eastern time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

     1.  Election of Directors, Nominees:

         01.  David A. Krinsky    02.  Kenneth J. Strottman

     2. Approve the amendment of the Company's 1999 Stock Option and Performance Incentive Plan.

     3. Approve the amendment of the Company's 1999 Stock Plan for Non-Associate Directors.

If you are voting my mail, you are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you
wish to vote in accordance with the Board of Directors recommendations.   The
tabulator cannot vote your shares unless you sign and return this card.

______________________________________________________________________________

                            * FOLD AND DETACH HERE *

                         ANNUAL MEETING OF SHAREHOLDERS

                                   TOO, INC.
                                  MAY 22, 2001
                                    9:00 AM

                               CORPORATE OFFICES
                                3885 MORSE ROAD
                                 COLUMBUS OHIO
                                 (614) 479-3500

                           WE INVITE YOU TO JOIN US.

                             YOUR VOTE IS IMPORTANT
                             ----------------------

                        PLEASE VOTE YOUR PROXY PROMPTLY
                      BY FOLLOWING THE VOTING INSTRUCTIONS
                              ON THE REVERSE SIDE.

[ x ]  Please mark your votes as in this example
______________________________________________________________________________

The Board of Directors recommends a for "FOR" each of the proposals.   If no
specification is indicated, the shares represented by this proxy will be voted as recommended by the Board.

______________________________________________________________________________
1.  Election of Directors
     (see reverse side)

       FOR         WITHHELD    The nominees are:
     [    ]         [    ]        David A. Krinsky
                                  Kenneth J. Strottman

For, Except vote without from the following nominees:

____________________________________________

2. To approve the amendment of the Company's 1999 Stock Option and Performance Incentive Plan to increase the number of shares of common stock issuable under the plan from 3,750,000 to 5,150,000 shares.

3. To approve the amendment of the Company's 1999 Stock Plan for Non-Associate Directors to increase the number of shares of common stock issuable under the plan from 50,000 to 250,000 shares.

4.   Transact other business properly coming before the meeting.
______________________________________________________________________________

                              Please indicated by a check mark if you plan to
                              attend the Annual Meeting.  [   ]

                              The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 9, 2001.

                              IMPORTANT:  Please date this proxy and sign
                              exactly as your name or names appear hereon.   If
                              stock is held jointly, signature should include
                              both names.   Executors, Administrators, Trustees,
                              Guardians and others signing in a representative capacity should indicate full titles.

                              _________________________________________


                              _________________________________________
                              Signature, if held jointly        DATE

______________________________________________________________________________

                            *FOLD AND DETACH HERE *

                                   TOO, INC.

                         PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of Too, Inc. that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:


        .  Accessing the World Wide Web site
           http://www.eproxyvote.com/too to vote via the Internet.

        . Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

        . Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Too, Inc., c/o First Chicago Trust Company a Division of Equiserve, P.O. Box 8979, Edison, NJ 08818-9318


You can vote by phone or via the Internet anytime prior to May 22, 2001.   You
will need the control number printed at the top of this instruction to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.